UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Bancorp Rhode Island, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
PROPOSAL NO. 2 APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN
PROPOSAL NO. 3 APPROVAL OF THE 2011 OMNIBUS EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 5 ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES
AUDIT COMMITTEE REPORT
PROPOSAL NO. 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS OF THE MEETING
ANNUAL REPORT AND FORM 10-K
SHAREHOLDER PROPOSALS FOR 2011

April 15, 2011
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. to be held at The Hotel Providence, 311 Westminster Street, Providence, Rhode Island 02903, on Wednesday, May 18, 2011 at 10:00 a.m.
The official Notice of Annual Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement. I encourage you to take the time to review the Proxy Statement.
It is important that your shares be represented and voted at the Annual Meeting. Accordingly, regardless of whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the enclosed postage paid envelope, so that your shares may be represented at the meeting. If you decide to attend the meeting you may revoke your proxy and vote your shares in accordance with the procedures set forth in the Proxy Statement. If you are a shareholder whose shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to attend and vote personally at the meeting.
Thank you for your consideration. I look forward to seeing you.

Very truly yours, Malcolm G. Chace Chairman
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011.
The Company’s Proxy Statement, sample proxy card and 2010 Annual Report are available at:
https://materials.proxyvote.com/059690

BANCORP RHODE ISLAND, INC.
One Turks Head Place
Providence, Rhode Island 02903
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 18, 2011
To the Shareholders of Bancorp Rhode Island, Inc.:
The Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. (the “Meeting”), a Rhode Island corporation (the “Company”), will be held at The Hotel Providence, 311 Westminster Street, Providence, Rhode Island 02903 on Wednesday, May 18, 2011, at 10:00 a.m. local time, for the following purposes:
1.	To elect four Class III Directors to serve until 2014;
2.	To consider and approve a proposal to adopt the Company’s Amended and Restated Non-Employee Directors Stock Plan;
3.	To consider and approve a proposal to adopt the Company’s 2011 Omnibus Equity Incentive Plan;
4.	To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation;
5.	To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation;
6.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company; and
7.	To transact such other business as may properly come before the Meeting or any adjournments thereof.
The Board of Directors of the Company has fixed the close of business on April 1, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on April 1, 2011 will be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. The stock transfer books will not be closed.
All shareholders are cordially invited to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Doing so will ensure your presence by proxy and allow your shares to be voted should anything prevent your attendance in person.

By Order of the Board of Directors Margaret D. Farrell, Secretary
April 15, 2011

BANCORP RHODE ISLAND, INC.
One Turks Head Place
Providence, Rhode Island 02903
PROXY STATEMENT
This Proxy Statement is being furnished to the holders of common stock of Bancorp Rhode Island, Inc., a Rhode Island corporation (“Bancorp”), in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Shareholders of Bancorp (the “Meeting”) to be held at The Hotel Providence, 311 Westminster Street, Providence, Rhode Island on Wednesday, May 18, 2011 at 10:00 a.m. local time, and at any adjournments and postponements thereof. This Proxy Statement and the related proxy card are being mailed on or about April 15, 2011, to holders of record of Bancorp’s common stock on April 1, 2011. As used herein, the “Company” means both Bancorp and Bank Rhode Island, a Rhode Island financial institution (the “Bank”), the only significant operating subsidiary of Bancorp.
GENERAL INFORMATION
Actions to Be Taken At the Meeting
At the Meeting, Bancorp shareholders will be asked to:
•	elect four Class III Directors to serve until the 2014 annual meeting and until their successors are duly elected and qualified;
•	to consider and approve a proposal to adopt the Bancorp Amended and Restated Non-Employee Directors Stock Plan;
•	to consider and approve a proposal to adopt the Bancorp 2011 Omnibus Equity Incentive Plan;
•	consider and approve an advisory (non-binding) proposal on the Company’s executive compensation;
•	to consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation;
•	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and
•	transact such other business as may properly come before the Meeting or any adjournments thereof.
Who May Vote
Holders of record of Bancorp’s common stock at the close of business on April 1, 2011, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. As of the close of business on April 1, 2011, Bancorp had outstanding 4,688,242 shares of common stock entitled to vote. Holders of the common stock are entitled to one vote for each share held on the matters properly presented at the Meeting.
Votes Required to Transact Business At the Meeting
The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

Votes Required to Approve Each Proposal
Election of Directors (Proposal 1). To be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes cast. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected. A proxy card marked as withholding authority with respect to the election of one or more directors will be counted for quorum purposes.
Under our majority voting policy, in an uncontested election, any nominee for director who receives a greater number of “withhold” votes than “for” votes is required to tender his or her resignation for consideration by the Governance and Nominating Committee and the Board of Directors. We have provided more information about our majority voting policy under the heading “Corporate Governance — Majority Voting Policy.”
Approval of the Bancorp Amended and Restated Non-Employee Directors Stock Plan (Proposal 2). Approval of this vote to amend and restate the Company’s Non-Employee Directors Stock Plan requires the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the Meeting.
Approval of the Bancorp 2011 Omnibus Equity Incentive Plan (Proposal 3). Approval of this vote to approve the Company’s 2011 Omnibus Equity Incentive Plan requires the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the Meeting.
Approval of the Company’s Executive Compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement (Proposal 4). Approval of this non-binding advisory vote on the Company’s executive compensation as described in this Proxy Statement requires the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the Meeting. Because this proposal is advisory, it will not be binding upon the Board of Directors if approved. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
Approval of the frequency of submission of a proposal on the Company’s Executive Compensation (Proposal 5). Approval of this non-binding advisory vote which allows shareholders to indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years requires the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the Meeting. Because this proposal is advisory, it will not be binding upon the Board of Directors if approved. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering how frequently we will request an advisory vote on executive compensation. We are required to hold the advisory vote on the frequency of the say-on-pay proposal at least once every six years.
Ratification of Independent Registered Public Accounting Firm (Proposal 6). To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of holders of a majority of the our common stock present in person or represented by proxy at the Meeting. A proxy card marked as abstaining with respect to this proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.
Other Items. All other proposals and other business as may properly come before the Meeting require the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Articles of Incorporation.
How to Vote Shares Held Directly by the Shareholder
If you are the record holder of your shares, you may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you are the shareholder of record, you may also vote your shares via telephone or internet in accordance with the instructions set forth on the enclosed proxy card, or in person at the Meeting. Returning a proxy card will not prevent you from voting your shares in person if you attend the Meeting.

How to Vote Shares Held by a Broker, Bank or Other Nominee
If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. You may also be able to vote your shares via internet or telephone in accordance with the instructions provided by your broker, bank or nominee. To be able to vote shares not registered in your own name in person at the Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in street name through a broker or bank you may only vote or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your broker or bank.
Broker Non-Votes and Abstentions
If you are the beneficial owner of shares held in “street name” by a broker and you do not give instructions to the broker on how to vote your shares at the Meeting, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as a “broker non-vote”). The ratification of KPMG, LLP as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you. All other proposals to be considered at the Meeting are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these items.
An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting, although taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.
Affect of Broker Non-Votes and Abstentions on Quorum and the Votes Required at the Meeting
Broker non-votes, provided that there are discretionary items to be acted upon at a shareholders’ meeting such as ratification of independent auditors, and abstentions are included in determining the number of shares represented for the purpose of determining whether a quorum is present at the Meeting. Because directors will be elected by a plurality of the votes cast at the Meeting, an abstention would have no effect on the vote concerning the election of directors and thus, is not being offered as a voting option in the election of directors under Proposal 1. Note, however, that under our majority voting policy, any nominee for director who receives a greater number of “withhold” votes than votes “for” such election, will be required to tender his or her resignation for consideration by the Governance and Nominating Committee and Board of Directors.
Under Rhode Island law, broker non-votes represented at the meeting are considered present for purposes of establishing a quorum but not entitled to vote and, therefore, will not have any impact on the outcome of such proposal. However, abstentions, which are considered to be present and entitled to vote under Rhode Island law, will have the effect of a negative vote with respect to Proposals 2 and 3, which requires the favorable vote of a majority of the Company’s shares present at the Meeting.
How Will Shares be Voted
The proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy. If you return an executed proxy card without marking your instructions with regard to the matters to be acted upon, the proxy holders will vote FOR the election of director nominees set forth in this Proxy Statement, FOR the approval of Proposals 2, 3, 4 and 6, and as recommended by the Board of Directors on Proposal 5.
A proxy may confer discretionary authority to vote with respect to any matter to be presented at the Meeting which management does not know of within a reasonable time before the date hereof. Management does not know of any such matter which may come before the Meeting and which would be required to be set forth in this Proxy Statement or the related proxy form. If any other matter is properly presented to the Meeting for action, it is intended that the persons named on the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matter.

Revocation of Proxies
A proxy may be revoked at any time before it is voted at the Meeting by:
•	Filing a written revocation of the proxy with the Secretary of Bancorp, Margaret D. Farrell, c/o Hinckley, Allen & Snyder LLP, 50 Kennedy Plaza, Suite 1500, Providence, Rhode Island 02903;

•	Submitting a signed proxy card bearing a later date; or

•	Attending and voting in person at the Meeting provided you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Secretary of Bancorp as indicated above.
If you hold your shares in the name of a broker, bank or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in street name through a broker or bank you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your broker or bank.
Persons Making the Solicitation
The Board of Directors of Bancorp is soliciting these proxies. The Company will bear the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting. We contemplate that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor.
The Company will pay the expenses for this Proxy solicitation. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company, postings on our website, www.bankri.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Phoenix Advisory Partners (“Phoenix”) to assist us in soliciting your proxy for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. Phoenix may ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.
Board of Directors Recommendation
The Board of Directors recommends that you vote your shares as follows:
•	“FOR” Proposal No. 1 regarding the election as directors;

•	“FOR” Proposal No. 2 regarding the approval of the Second Amended and Restated Non-Employee Directors Stock Plan;

•	“FOR” Proposal No. 3 regarding the approval of Bancorp’s 2011 Omnibus Equity Incentive Plan;

•	“FOR” Proposal No. 4 regarding the approval of Bancorp’s executive compensation;

•	“EVERY THREE YEARS ” on Proposal No. 5 regarding the frequency of future executive compensation votes; and

•	“FOR” Proposal No. 6 regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Bancorp’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, and as nearly equal as possible. The Board of Directors currently consists of 13 persons, of whom four are designated as Class I Directors, four as Class II Directors and five as Class III Directors. Directors serve staggered three year terms and until their successors are duly elected and qualified or until the director’s earlier resignation or removal.
In 2009, the Board of Directors determined to reduce the size of the board to 12 over the three years commencing with the 2009 Annual Meeting of Shareholders. Accordingly, at the Meeting, four Class III Directors are to be elected to serve until the 2013 annual meeting and until their successors are duly elected and qualified. The directors of Bancorp currently also serve as directors of the Bank. The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has reviewed the relationship that each director has with the Company (including any individual who served during the 2010 fiscal year but is not being nominated for re-election at the Meeting), and affirmatively determined that all directors, other than Ms. Sherman, are independent as defined under the NASDAQ listing standards.
Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the four nominees named below to the Board of Directors as Class III Directors. If any nominee named below is not available for election to the Board of Directors at the time of the Meeting, it is the intention of the persons named as proxies to act to fill that office by voting the shares to which a proxy relates FOR the election of such person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as the proxies may in their discretion determine, unless authority to do so has been withheld or limited in the proxy. The Board of Directors anticipates that each of the four nominees named below will be available to serve if elected.
Set forth below is certain biographical information for both the four individuals being nominated by the Board of Directors for election as Class III Directors, and for those Class I and Class II Directors whose terms expire at the annual meetings of shareholders in 2012 and 2013, respectively. The four director nominees consist of four of the current Class III directors. The biographies for each of the nominees and continuing directors below contain information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the person should serve as a director.
The Board of Directors recommends a vote “FOR” the election as directors of the nominees for Class III Director named immediately below.
NOMINEES FOR CLASS III DIRECTOR (Term to Expire 2014)
Malcolm G. Chace, 76, is a founder of Bancorp and has served as Chairman of the Board of Directors of each of Bancorp and the Bank since their formation. Mr. Chace served as a director and audit committee member of Berkshire Hathaway, Inc. from 1992 to 2007. He has also been a Vice President of Point Gammon Corporation (a private financial management company) since 1986. Mr. Chace is also a private investor and leading philanthropist in the Rhode Island community and is a former trustee of Bryant University, Rhode Island Hospital and Trinity Repertory Company. As a founder and Chairman since inception, Mr. Chace has intimate knowledge of the issues facing our Company, and he has been a guiding figure in the development of the Company and its growth strategy. He is also the largest shareholder of Bancorp, which the Board of Directors believes aligns his interests with those of our shareholders. Based on Mr. Chace’s significant involvement with the Company since inception, understanding of the financial, regulatory, corporate governance and other matters affecting public companies and contributions to the local community, we believe that Mr. Chace is qualified to serve on our Board of Directors.

Ernest J. Chornyei, 68, has served as a business consultant with EJC Consulting since 2000 and is an owner of Navajo Development, Inc. Previously, Mr. Chornyei served as Chairman of the Board of Bradford Dyeing Association, Inc., a privately held textile finishing company in Westerly, Rhode Island. He is active in the southern Rhode Island community and served as an incorporator of the Westerly Public Library, founder of the Westerly Hospital, and a board member of Watch Hill Conservancy, in Watch Hill, Rhode Island. Mr. Chornyei has been a member of our Board of Directors since inception and serves as a member of the Audit Committee and the Bank’s Technology and Operations Committee. Through his experience in owning and operating a small business, Mr. Chornyei brings to our Board a perspective regarding management, sales and marketing, customer service and finance, as well as knowledge of the local southern Rhode Island market. We believe that Mr. Chornyei’s significant business experience and visibility in one of our market areas qualifies him to serve on our Board of Directors.
Edward J. Mack II, 52, has been the President and owner of Tri-Mack Plastics Manufacturing Company, an engineering, design and manufacturer of custom high performance plastic parts, since 1990. Mr. Mack serves on the advisory board of the University of Rhode Island Mechanical Engineering Department and is a member of the American Society of Mechanical Engineers and the Society of Plastics Engineers. He has been a member of our Board of Directors since 2002. He is a member of our Executive Committee and serves as Chairman of the Bank’s Technology and Operations Committee which benefits from his interest in and understanding of new technologies and their applications. He represents a younger generation of business leaders in our market area. We believe Mr. Mack’s qualifications to sit on our Board include his operational and financial expertise gained from the successful operation of his own business, as well as his executive leadership and management experience.
Merrill W. Sherman, 62, is a founder of Bancorp and has been President and Chief Executive Officer of each of Bancorp and the Bank since their formation. Ms. Sherman is a recognized business leader and actively involved in the Rhode Island community. In addition to chairing the board of trustees of the Rhode Island School of Design, she plays a leadership role as a board member of a number of other non-profit organizations. She has received numerous civic and business awards and in 2010 was named one of the 25 Most Powerful Women in Banking by the publisher of US Banker and American Banker. Prior to founding Bancorp, she served as president and CEO of two other New England banks. Through her service as the chief executive of several banks and as CEO of the Company since inception, she has expertise in many areas, including banking, legal and operational matters. Ms. Sherman is able to provide our Board of Directors with insight and advice related to matters of import to the Board and its decisions. Based on her experience and as CEO of the Company, we believe that Ms. Sherman is qualified to serve on our Board of Directors.
CLASS I DIRECTORS CONTINUING IN OFFICE (Term to Expire 2012)
Meredith A. Curren, 51, is a partner/principal of Edgewood Holdings, L.L.C., a private investment company, and is the past owner and CEO of Pease & Curren, Inc., a refiner of precious metals. She is currently a board member and chair of the audit committee of Blue Cross Blue Shield of Rhode Island. She also serves on the board of a number of other non-profit organizations. In addition, from 2000 to 2007, Ms. Curren served on the board of trustees of Ocean State Tax-Exempt Fund, a registered open-end registered investment company. Ms. Curren has been a member of our Board of Directors since 2002 and serves on our Executive Committee. She also serves as the Chair of our Audit Committee and qualifies as an “audit committee financial expert” as defined by the SEC rules. She has broad investment, governance, and compensation experience from her service with a variety of organizations. We believe that Ms. Curren’s experience as a president and principal of several companies and knowledge of the financial, regulatory, corporate governance and other matters affecting public companies qualify her to serve on our Board of Directors.
Bogdan Nowak, 47, is the founder and President of Rhode Island Novelty, Inc. established in 1986. Headquartered in Cumberland, Rhode Island, Rhode Island Novelty is the nation’s leading importer and wholesale distributor of novelty toys. Mr. Nowak has been a member of our Board of Directors since 2002. He also serves on our Governance and Nominating Committee through which he has gained significant insight into the corporate governance requirements of a public company. We believe that Mr. Nowak’s experience as a successful entrepreneur, his understanding of business operations and finances and knowledge of corporate governance matters qualify him to serve on our Board of Directors.

Cheryl W. Snead, 52, has served as President and Chief Executive Officer of Banneker Industries, Inc. in North Smithfield, Rhode Island, since its founding in 1991. A supply chain management company, Banneker Industries performs e-procurement, assembly, packaging, inventory management, warehousing and distribution services. Ms. Snead serves on the board of directors of AMICA Insurance Company and is a member of the Rhode Island Commodores, a group of more than 325 top business and civic leaders who play a key role in enhancing Rhode Island’s economy and quality of life. She has also served as the state delegate on the U.S. Small Business Administration’s National Advisory Council. She has received numerous awards, both for business accomplishments and ongoing civic work, including the 2009 New England Business Women of the Year and Women Business Enterprise National Council (WBENC) Star Award, 2008 U.S. Small Business Administration’s National Subcontractor of the Year, National Federation of Black Women Business Owners “Woman of Courage Emerging Business” Award and the 2000 New England Minority Entrepreneur of the Year. Ms. Snead has been a member of our Board of Directors since inception. She is also a member of our Audit Committee with knowledge in the areas of financial reporting and internal controls. We believe that Ms. Snead’s experience as a business founder, President and CEO, her civic and community involvement and her understanding of financial reporting and internal controls qualify her to serve on our Board of Directors.
John A. Yena, 70, has been a member of our Board of Directors since inception and has served as Vice Chairman of the Board of each of Bancorp and the Bank since July 2003. Mr. Yena has been Chairman of the Board of Johnson & Wales University since June 2004 and was Chief Executive Officer of Johnson & Wales University from July 1989 to June 2004. The University has over 16,000 students at campuses in four states. Since 2006, Mr. Yena has been a director of ITT Educational Services, Inc., a NYSE listed provider of technology-oriented postsecondary degree programs. Over his career, Mr. Yena has been involved in a number of national educational organizations. He is currently a member of our Compensation Committee, Executive Committee and Governance and Nominating Committee and, through this service and experience on other public and civic boards, has gained significant experience in executive compensation and corporate governance matters. He also possesses strong leadership skills and decision-making abilities as a result of his executive experience. We believe that Mr. Yena’s executive experience as president of a large and complex university, his service on other public company boards and his understanding of corporate governance matters qualify him to serve on our Board of Directors.
CLASS II DIRECTORS CONTINUING IN OFFICE (Term to Expire 2013)
John R. Berger, 67, is the Chief Executive Officer and Chairman of StockShield, Inc., a specialized equity risk management company, and has been a business consultant since 1994. Prior thereto, he served as Executive Vice President and director of Mergers & Acquisitions (1993-94) and Executive Vice President and Chief Investment Officer (1985-93) for Shawmut National Corporation (“Shawmut”). Mr. Berger has been a member of our Board of Directors since 1997. As director of Mergers & Acquisitions at Shawmut, Mr. Berger developed proprietary corporate valuation models including target scoring models for all New England banks and thrifts over $100 million in assets. As Chief Investment Officer, Mr. Berger oversaw investment and funding operations in Connecticut, Massachusetts and Delaware. Mr. Berger was also Secretary of the Asset & Liability Committee at Shawmut, which was responsible for, among other things, the management of the corporation’s interest rate risk. Mr. Berger serves as the Chairman of our Compensation Committee, through which he has gained substantial knowledge of issues relating to public company oversight of executive compensation matters. We believe that Mr. Berger’s substantial banking experience and knowledge of executive compensation matters qualify him to serve on our Board of Directors.
Richard L. Bready, 66, has been the Chairman and Chief Executive Officer of Nortek, Inc. since 1990. Nortek is a leading diversified manufacturer and distributor of innovative, high-quality building products for residential, light commercial, and commercial applications. Nortek, Inc. filed for prepackaged bankruptcy on October 21, 2009 and emerged from bankruptcy on December 17, 2009. Mr. Bready also serves as a director of GAMCO Investors, Inc., a diversified asset manager and financial services company. He is a well-known philanthropist and business leader and serves as Chairman of the Board of Roger Williams University and is active in numerous other non-profits. Mr. Bready has been a member of our Board of Directors and Audit Committee since 2007. He is a certified public accountant and qualifies as an “audit committee financial expert” as defined by the SEC rules. Mr. Bready’s executive management experience as CEO of a large global public company, headquartered in Rhode Island, brings to our Board insights into business matters generally, including corporate finance and risk management. He has substantial knowledge of the financial, regulatory, corporate governance and other matters affecting public companies which the Board values. We believe these attributes qualify Mr. Bready to serve on our Board of Directors.

Michael E. McMahon, 63, is a founder and partner of Pine Brook Road Partners LLC, a private equity firm, established in July 2006. Prior thereto, he served as Executive Director of Rhode Island Economic Development Corporation from January 2003 to July 2006. He was also a founder and partner of RockPort Capital Partners (venture capital) from 2000 to 2003 and served as a director of Transocean, Inc. (offshore drilling) from 2005 through 2007. Mr. McMahon has been a member of our Board of Directors since 2006. He serves on the Compensation Committee and Governance and Nominating Committee. His prior service with the Rhode Island Economic Development Corporation gives him unique insight into our primary market and customer base, along with the challenges that face a Rhode Island based company. His experience in private equity and investment banking has exposed him to a broad range of issues affecting businesses. His work has included experience in driving strategic direction and encouraging growth at companies. We believe Mr. McMahon’s business acumen, capital market expertise, public company experience and considerable knowledge of the Rhode Island market qualify him to serve on our Board of Directors.
Pablo Rodriguez, M.D., 55, has served as President of Women’s Care, Inc., a medical services company, since 1987. Dr. Rodriguez also serves as Associate Chair for Community Relationships at Women and Infants Hospital of Rhode Island and is a Clinical Associate Professor at the Warren Alpert Medical School at Brown University. He is a former chairman of the board of directors of the Rhode Island Foundation and the Rhode Island Latino Political Action Committee and former Medical Director of Planned Parenthood of Rhode Island. He also served on the board of directors of Women and Infants Hospital, Citizens Bank and the International Institute of Rhode Island. He is a well-known leader in the Hispanic community and an active participant in civic and charitable organizations. Dr. Rodriguez has been a member of our Board of Directors since 2003 and serves on the Bank’s Directors’ Loan Committee. Health services and health care represent a large and growing industry in Rhode Island. His medical background, business management experience, extensive leadership and experience in non-profit organizations and integral involvement in the Hispanic community uniquely positions him to be a strong promoter of the Company and the products and services we offer and will provide our Board with an important perspective on corporate strategy.
Corporate Governance
General. The Bancorp Board of Directors met eight times and the Bank’s Board of Directors met nine times during 2010. In addition, the Bancorp Board of Directors met seven times during 2010 in executive session without Ms. Sherman or other members of management. All directors attended at least 75% of the meetings of the Board of Directors and committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board of Directors to make every effort to attend each annual shareholders meeting. All members of the Board of Directors attended the 2010 annual shareholders meeting, except for Ernest J. Chornyei who could not attend due to illness.
The Bancorp Board of Directors currently has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and the Governance and Nominating Committee. The members and chairs of each of those committees are appointed each year. Each member of the Bancorp Executive, Audit and Compensation Committees is also a member of the corresponding committee of the Bank. No member of the Audit, Compensation or Governance and Nominating Committee is an employee of Bancorp or its subsidiaries and all are independent as defined under the applicable NASDAQ listing standards and SEC rules. In addition to the Committees noted above, the Bank has a Directors’ Loan Committee and a Technology and Operations Committee.
Each of the Audit, Compensation and Governance and Nominating Committees has a written charter approved by the Board of Directors. The Board has also adopted Corporate Governance Guidelines and Principles, which along with the committee charters provide the framework for the governance of the Company. The committee charters and the Guidelines as well as the Company’s Code of Ethics, which applies to all directors, officers and employees, are available on the Company’s website at www.bankri.com under “Investor Relations—Governance Documents.”

Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session, subject to certain limitations set forth in Bancorp’s Articles of Incorporation and the Bank’s Agreement to Form. The current members of the Executive Committee are Malcolm G. Chace (Chairman), Meredith A. Curren, Edward J. Mack II, Merrill W. Sherman and John A. Yena. The Executive Committee did not hold any meetings in fiscal year 2010.
Audit Committee. The Audit Committee assists the Board of Directors in overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the Company’s independent accountants; and the performance of the Company’s internal audit function and independent registered public accountants. The Audit Committee is responsible for appointing, setting the compensation and overseeing the Company’s independent registered public accountants. The Audit Committee meets each quarter with the Company’s independent registered public accountants and management to review the Company’s interim financial results before the publication of quarterly earnings press releases. The Audit Committee also meets separately each quarter in executive session with the independent registered public accountants. The Audit Committee reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also oversees and approves the selection and performance of the internal auditor and reviews and approves the Company’s internal audit plan.
The current members of the Audit Committee are Meredith A. Curren (Chairman), Ernest J. Chornyei, Jr., Richard L. Bready and Cheryl W. Snead. The Board of Directors has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board of Directors has determined that Meredith A. Curren and Richard L. Bready, each qualify as an “audit committee financial expert” as defined by the SEC rules. The Audit Committee held seven meetings in fiscal year 2010.
Compensation Committee. The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies, making recommendations to the Board with respect to the design of the Company’s incentive compensation plans and equity based plans and overseeing generally the administration of such plans, evaluating the performance and determining the compensation of the Chief Executive Officer (“CEO”) (subject to Board approval) and reviewing the results of shareholder votes on executive compensation. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company and discharges duties assigned to it under various benefit and compensation plans. The Compensation Committee is composed of five members, each of whom is independent as defined under applicable NASDAQ listing requirements. The current members of the Compensation Committee are John R. Berger (Chairman), Anthony F. Andrade, Malcolm G. Chace, Michael E. McMahon and (since July 2010) John A. Yena. The Compensation Committee held nine meetings in fiscal year 2010.
Governance and Nominating Committee. The Governance and Nominating Committee is responsible for: identifying individuals qualified to be members of the Board of Directors and recommending such individuals to be nominated by the Board for election to the Board of Directors by shareholders; developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory or other requirements; and monitoring and reviewing any other corporate governance matters which the Board of Directors may refer to the committee from time to time. The Governance and Nominating Committee is composed of four members, each of whom is independent as defined under applicable NASDAQ listing requirements. The current members of the Governance and Nominating Committee are Malcolm G. Chace (Chairman), Michael E. McMahon, Bogdan Nowak and John A. Yena. The Governance and Nominating Committee held three meetings in fiscal year 2010.
Director Share Ownership Requirements. The Board of Directors had previously approved a policy requiring directors to hold at least 500 shares of Bancorp common stock. In January 2011, the Board of Directors amended the stock ownership policy to require each director to hold shares of Bancorp common stock with a value equal to at least three times the combined Bancorp and Bank Rhode Island retainers. Any director who does not currently meet this requirement will have five years from the later of January 1, 2011 or initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. Currently, all but one director meets the new ownership requirement.

Nomination of Directors
The Governance and Nominating Committee considers suggestions from many sources, including our shareholders, regarding possible candidates for director. The Board of Directors has adopted a policy that requires consideration by the Governance and Nominating Committee of nominations submitted by a shareholder or group of shareholders that beneficially owns more than 5% of our common stock for at least one year as of the date the recommendation was made. The Governance and Nominating Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence of leadership in their particular fields, demonstrate the ability to exercise sound business judgment and independence of thought, have significant knowledge of and involvement in the communities which the Bank serves and have substantial experience in business and outside the business community in, for example, the academic or public communities. All candidates must possess integrity and a commitment to ethical behavior. The Company does not have a specific policy with respect to the diversity of directors but does consider issues of diversity, such as gender, race and origin, and how those attributes fit within the diversity of the Company’s service area when evaluating directors for nomination. The Company also strives to have all directors other than the CEO be independent within the meaning of applicable NASDAQ rules. The Governance and Nominating Committee must also ensure that members of the Board of Directors as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Governance and Nominating Committees. The Governance and Nominating Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.
Shareholders may send recommendations for director nominees to the Governance and Nominating Committee at the Company’s offices at One Turks Head Place, Providence, Rhode Island 02903. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. In addition, Section 3.03 of Bancorp’s By-Laws set forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the Bancorp annual meeting to be held in 2012, the notice deadline under the By-Laws is March 17, 2012. A copy of this By-Law provision may be obtained by writing to Bancorp Rhode Island, Inc., Attn: Investor Relations Department, One Turks Head Place, Providence, Rhode Island 02903.
Majority Voting Policy
The Board of Directors has adopted a Majority Voting Policy that requires each director nominee to tender his or her irrevocable resignation as a director of both Bancorp and the Bank, which resignations shall be conditioned upon the nominee receiving a majority withhold vote for election to the Board of Directors at any uncontested election. Furthermore, as part of the policy, the Board will nominate for election as a director only candidates who agree to tender such irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face election and (ii) Board of Director acceptance of such resignation.
Under the policy, an uncontested election is any election of directors at which the number of nominees does not exceed the number of positions to be filled by election at the meeting, and includes any election where (i) by the record date for the meeting, none of the Company’s shareholders have provided the Company with notice of an intent to nominate one or more candidates to compete with the nominees of the Board of Directors, or (ii) the Company’s shareholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to shareholders in connection with any meeting at which directors are to be elected.

If a nominee for director receives more “withhold” votes than “for” votes in any contested election, the Governance and Nominating Committee will promptly consider the resignation of such director and will recommend to the Board of Directors whether to accept the resignation or to take some other action, such as rejecting the resignation and addressing the apparent underlying causes of the “withhold” votes. In making this recommendation, the Committee will consider all factors deemed relevant. These factors may include the underlying reasons why shareholders withheld votes for election from such director (if ascertainable), the length of service and qualifications of such director, the director’s contributions to the Company and whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document.
The Board of Directors will act on the recommendation of the Governance and Nominating Committee no later than 90 days following certification of the shareholder vote for the shareholders’ meeting at which the director received a majority of “withhold” votes. In considering the Committee’s recommendation, the Board of Directors will consider the factors considered by the Committee and such additional information and factors that the Board of Directors believes to be relevant. The Board of Directors’ decision and process will be promptly disclosed in a periodic or current report filed with the SEC. A copy of our Majority Voting Policy is available at our website at www.bankri.com under “Investor Relations—Governance Documents.”
Communications with the Board of Directors
The Company’s Board of Directors provides a process for our shareholders to communicate directly with the members of the Board of Directors or the individual chairman of standing committees. Any shareholder who desires to contact one or more of the Company’s non-management directors may send a letter to those individuals at the following address: c/o Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903. Communications are distributed to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements.
In addition, material that the Company believes poses a security risk will be excluded, with the provisions that any communication that is filtered out must be made available to any outside director upon request.
Board Leadership Structure
The Board of Directors is committed to strong, independent board leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. All members of the Board of Directors, other than Ms. Sherman, are independent and all our key committees — Audit, Compensation and Governance and Nominating— are comprised solely of independent directors. The non-management directors meet in executive session without Ms. Sherman at least quarterly.
In addition, pursuant to our Corporate Governance Guidelines, it is the policy of the Board of Directors that the offices of Chairperson and Vice Chairperson be held by a non-management director. The Board of Directors believes that separating the roles of Chairman and Chief Executive Officer is preferable and in the best interests of shareholders because it gives our independent directors a significant role in board direction and agenda setting and enhances the Board of Directors’ ability to fulfill its oversight responsibilities, including of senior management. Separating the positions also provides an independent viewpoint and focus at board meetings, and ensures that Ms. Sherman will be able to focus her entire energy on running the Company. We believe this structure provides strong leadership for the Board of Directors, while also positioning the chief executive officer as the leader of the Company in the eyes of our customers, employees and shareholders.
Risk Oversight
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. Risk assessment and oversight begins with the strategic plan developed by the Board and management, which represents the long-term vision that the Board and management have established for the Company as well as the specific strategies and action plans that will be implemented to make the vision a reality. Key risk measures have been developed via scorecards used to assess how well the organization is meeting strategic targets and optimizing the necessary trade-offs that occur between growth, profitability, customer service, employee loyalty, efficiency and risk management. Management reports to the full Board on implementation of strategic plan initiatives on an on-going basis.

The Board has identified credit risk as one of the most significant risks to which the Company is subject. Board oversight with respect to credit risk is provided by the Directors’ Loan Committee, which meets monthly and is responsible for promoting the development, implementation, and maintenance of quality credit policies and procedures companywide; monitoring adherence to credit policies and procedures on an ongoing basis; promoting strong credit culture; monitoring trends in quality and growth of the loan portfolio, and approving necessary changes in the Bank’s loan policy. One member of the Directors’ Loan Committee also attends weekly meetings of the Bank’s Credit Committee, comprised of senior management, which reviews and approves all customer borrowing relationships over $3 million. Management maintains a comprehensive set of policies relating to lending that effectively establishes and communicates portfolio objectives, risk tolerances, and loan underwriting and risk selection standards. Management identifies, approves, tracks, and reports significant policy, underwriting, and risk selection exceptions individually and in aggregate. The Chief Credit Officer reports on key risk measures as well as specific problem loans and matters relating to specific portfolios and/or specific industries to Directors’ Loan Committee on a monthly basis and to the full Board on a quarterly basis.
Interest rate risk is another significant risk facing the Company. The Board of Directors has developed and approved policies addressing interest rate risk management, capital management, liquidity, investments and hedging/derivative transactions. Management has established an Asset/Liability Committee (ALCO) to implement and monitor compliance with such policies.
The Board has also established a Technology and Operations (“T&O”) Committee to oversee the overall role and use of technology throughout the Company and ensure that our technology programs and operational processes effectively support our business objectives and strategic plan. The T&O Committee monitors the quality and effectiveness of technology systems and operational processes that relate to or affect the Company’s internal control systems and periodically report to and consult with the Audit Committee with respect to such technology systems and operational processes.
The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure process, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls for material weaknesses in the audit function and works closely with our Internal Audit Manager and internal audit firm in evaluating our operational and control risks. The Audit Committee meets regularly with our Chief Financial Officer, Internal Audit Manager and internal audit firm in carrying out these responsibilities.
The Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership, independence and corporate governance.
Major strategic and operation issues, including risk exposure and business opportunities, are discussed during regular meetings of the Board of Directors. In addition, formal presentations by management are devoted to discussion of these issues. While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all our committees report regularly to the full Board of Directors, which also considers the Company’s entire risk profile.
Compensation of Directors
Compensation of the directors of the Company is set by the Compensation Committee (subject to Board approval). Directors of the Company (other than Ms. Sherman) receive a combined annual retainer of $10,000 ($7,000 for service as a Bancorp director and $3,000 for service as a Bank director.) Mr. Chace, as Chairman of the Board receives an additional $4,000 annual retainer. During 2010, other Committee Chairmen receive the following retainers: Audit ($3,000); Compensation and T&O ($2,500); Executive ($2,000); Governance and Nominating ($1,000) and Directors’ Loan ($1,000). In December 2010, the Board approved an increase in the retainer for the Chairman of the Audit Committee to $5,000 and the Compensation Committee to $4,500. Directors of the Company receive $200 for each Bancorp Board meeting attended, as well as $200 for each Bancorp Executive Committee and Compensation Committee meeting attended and $600 for each Bancorp Audit Committee and Governance and Nominating Committee meeting attended. In addition, directors receive $600 for each meeting of the Bank’s Board of Directors, Executive Committee, Audit Committee, Compensation Committee and T&O Committee attended, and $700 for each Directors’ Loan Committee meeting attended.

Under the Amended and Restated Non-Employee Directors Stock Plan (the “Directors Plan”) approved by the Bank’s shareholders at the 1998 annual meeting and assumed by Bancorp in connection with the reorganization of the Bank into a holding company structure on September 1, 2000, each non-employee director elected at the 1998 meeting received an option to purchase 1,500 shares of common stock, and each new non-employee director elected thereafter receives an option to purchase 1,000 shares of common stock as of the date of election to the Board. In addition, annual grants of options are made as of the date of each annual meeting of shareholders to each non-employee director (other than a director who is first elected at or within six months of the meeting) to purchase 500 shares of common stock. All options have an exercise price equal to the fair market value on the date of grant and may be exercised with cash, common stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control. Options expire upon the earlier to occur of the tenth anniversary of the grant date or two years following a director’s departure from the Board.
At the Meeting, shareholders are being asked to approve certain amendments to the Directors Plan that would, among other things, provide for annual equity grants to non-employee directors that have a value equal to $7,000 (the “Annual Equity Retainer”). The annual equity grants would consist of options to purchase common stock, or in the Board’s sole discretion, restricted stock units or a combination of options and restricted stock units, having a value equal to the Annual Equity Retainer. The value of any option grants would be determined using the Black-Scholes option pricing model. Under the terms of the amended plan, the equity awards would vest on the earlier of 12 months after the grant date or at the next annual meeting following the date of grant. Please see the proposed amendments to the Directors Plan described in Proposal No. 2.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during the 2010 fiscal year.

		Fees Earned	Option
		or Paid in	Awards	All Other
Name	Total ($)	Cash ($)	($)(a)(b)	Compensation ($)

Anthony F. Andrade	23,239	19,800	3,439	—
John R. Berger	25,739	22,300	3,439	—
Richard L. Bready	22,839	19,400	3,439	—
Malcolm G. Chace (b)	29,439	26,000	3,439	—
Ernest J. Chornyei, Jr.	24,439	21,000	3,439	—
Meredith A. Curren	27,439	24,000	3,439	—
Mark R. Feinstein(c)	10,239	6,800	3,439	—
Edward J. Mack II	26,639	23,200	3,439	—
Michael E. McMahon	20,839	17,400	3,439	—
Bogdan Nowak	26,639	23,200	3,439	—
Pablo Rodriguez, M.D.	25,739	22,300	3,439	—
Merrill W. Sherman(d)	—	—	—	—
Cheryl W. Snead	24,439	21,000	3,439	—
John A. Yena	28,639	25,200	3,439	—

(a)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to directors pursuant to the Directors Plan. Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 14, 2011.

(b)	As of December 31, 2010 each director had the following number of options outstanding: Anthony F. Andrade 4,500, John R. Berger 2,000, Richard L. Bready 2,500, Malcolm G. Chace 2,000, Ernest J. Chornyei, Jr. 4,500, Meredith A. Curren 3,500, Mark R. Feinstein 2,500, Edward J. Mack II 3,500, Michael E. McMahon 3,000, Bogdan Nowak 5,000, Pablo Rodriguez, M.D. 4,000, Cheryl W. Snead 5,000 and John A. Yena 2,000.

(c)	Mr. Feinstein served as a director from January 1, 2010 through May 19, 2010.

(d)	See Summary Compensation Table for disclosure related to Merrill W. Sherman, CEO of the Company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of 5% Beneficial Owners
The following table sets forth certain information, as of April 1, 2011, regarding the beneficial owners of more than 5% of the outstanding common stock:

	Amount of Securities
Name	Beneficially Owned(a)	Percent Ownership(b)

Malcolm G. Chace (c) c/o Point Gammon Corporation One Providence Washington Plaza, Providence, RI 02903	588,281	12.5

Richard A. Grills P.O. Box 539, Westerly, RI 02891	249,995	5.3

M3 Partners LP (d) 215 S. State Street, Suite 1170 Salt Lake City, Utah 84111	272,193	5.8

Royce & Associates, LLC 1414 Avenue of the Americas, New York, NY 10019	261,300	5.6

Merrill W. Sherman (e) c/o Bancorp Rhode Island, Inc. One Turks Head Place, Providence, RI 02903	289,398	6.0

(a)	All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedules 13G or Schedules 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.

(b)	Percent ownership is based upon 4,688,242 shares of common stock outstanding and assumes conversion of any options exercisable by the reporting person within 60 days of April 1, 2011.

(c)	Includes (i) 32,904 shares of which are held in a Grantor Trust over which Mr. Chace has sole voting power and sole power to direct the disposition, (ii) 11,000 shares of which are held in trust for which Mr. Chace acts as sole trustee and over which Mr. Chace has sole voting power and sole power to direct the disposition, (iii) 123,523 shares of which are held in trusts for which Mr. Chace acts as co-trustee and over which Mr. Chace shares voting power and the power to direct the disposition, (iv) 405,354 shares of which are held in trusts for which an immediate family member of Mr. Chace acts as a trustee and over which Mr. Chace is deemed to share voting power and the power to direct the disposition, (v) 10,000 shares are held by a non-profit corporation of which Mr. Chace is President, (vi) 4,500 shares of which are owned by Mr. Chace’s spouse and (vii) 1,000 shares that may be acquired upon exercise of options. Mr. Chace expressly disclaims any economic or beneficial interest in 32,325 of the shares held by certain trusts referenced in clause (ii) and (iii) and the 10,000 shares held by a non-profit corporation referenced in clause (v) with respect to which Mr. Chace has voting power but no pecuniary interest.

(d)	According to a Schedule 13D filed on January 13, 2011, all 272,193 of the reported shares are owned directly by M3 Partners, L.P. (“M3 Partners”), whose general partner is M3 Funds, LLC (the “General Partner”) and whose investment adviser is M3F, Inc. (the “Investment Adviser”). The General Partner and the Investment Adviser could each be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such beneficial ownership with M3 Partners. Jason A. Stock and William C. Waller are the managers of the General Partner and the managing directors of the Investment Adviser, and could be deemed to share such indirect beneficial ownership with the General Partner, the Investment Adviser and M3 Partners.

(e)	Includes 20,500 shares held in a custodial account, 115,125 shares that may be acquired pursuant to options exercisable within 60 days of April 1, 2011 and 5,532 shares of restricted stock.

Security Ownership of Directors and Officers
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2011 by each director, each Named Executive Officer named in the Summary Compensation Table appearing on page 31 and all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

	Amount of Securities
Name of Beneficial Owner	Beneficially Owned(a)	Percent Ownership
Anthony F. Andrade(b)	14,874	*
John R. Berger(c)	6,169	*
Richard L. Bready(d)	4,500	*
Malcolm G. Chace(e)	588,281	12.5%
Ernest J. Chornyei, Jr.(f)	115,500	2.5%
Meredith A. Curren(g)	5,800	*
Edward J. Mack II(g)	5,675	*
Michael E. McMahon(h)	6,500	*
Mark J. Meiklejohn(i)	35,074	*
Bogdan Nowak(j)	26,300	*
Pablo Rodriguez, M.D.(k)	5,500	*
Merrill W. Sherman(l)	289,398	6.0%
Linda H. Simmons(m)	59,959	1.3%
Cheryl W. Snead(n)	5,500	*
Daniel W. West	5,487	*
Robert H. Wischnowsky(o)	19,227	*
John A. Yena(c)	12,165	*
All Directors and Officers as a Group(p)	1,205,910	24.5%

*	Less than one percent.

(a)	If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest, and shares acquirable pursuant to options which are presently or will become exercisable within 60 days of April 1, 2010. All information with respect to beneficial ownership has been furnished by the respective directors and executive officers.

(b)	Includes 4,500 shares that may be acquired pursuant to options.

(c)	Includes 2,000 shares that may be acquired pursuant to options.

(d)	Includes 2,500 shares that may be acquired pursuant to options.

(e)	Includes (i) 32,904 shares of which are held in a Grantor Trust over which Mr. Chace has sole voting power and sole power to direct the disposition, (ii) 11,000 shares of which are held in trust for which Mr. Chace acts as sole trustee and over which Mr. Chace has sole voting power and sole power to direct the disposition, (iii) 123,523 shares of which are held in trusts for which Mr. Chace acts as co-trustee and over which Mr. Chace shares voting power and the power to direct the disposition, (iv) 405,354 shares of which are held in trusts for which an immediate family member of Mr. Chace acts as a trustee and over which Mr. Chace is deemed to share voting power and the power to direct the disposition, (v) 10,000 shares are held by a non-profit corporation of which Mr. Chace is President, (vi) 4,500 shares of which are owned by Mr. Chace’s spouse and (vii) 1,000 shares that may be acquired upon exercise of options. Mr. Chace expressly disclaims any economic or beneficial interest in 32,325 of the shares held by certain trusts referenced in clause (ii) and (iii) and the 10,000 shares held by a non-profit corporation referenced in clause (v) with respect to which Mr. Chace has voting power but no pecuniary interest.

(f)	Includes 4,500 shares that may be acquired pursuant to options and 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.

(g)	Includes 3,500 shares that may be acquired pursuant to options

(h)	Includes 3,000 shares that may be acquired pursuant to options.

(i)	Includes 22,077 shares that may be acquired pursuant to options and 11,828 shares of restricted stock.

(j)	Includes 5,000 shares that may be acquired pursuant to options and 10,000 shares held by an investment company of which Mr. Nowak is a control person.

(k)	Includes 4,000 shares that may be acquired pursuant to options and 500 shares held in an Individual Retirement Account.

(l)	Includes 20,500 shares held in a custodial account, 115,128 shares that may be acquired pursuant to options and 5,532 shares of restricted stock.

(m)	Includes 44,964 shares that may be acquired pursuant to options and 13,434 shares of restricted stock.

(n)	Includes 5,000 shares that may be acquired pursuant to options.

(o)	Includes 7,544 shares that may be acquired pursuant to options and 11,322 shares of restricted stock.

(p)	Includes 230,204 that may be acquired pursuant to options.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and directors and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which Bancorp securities are registered. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that during 2010 our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Forms 4 were not timely filed on behalf of (i) Anthony F. Andrade in connection with his sale of 5,851 shares on November 1, 2010 and November 3, 2010, and (ii) Daniel W. West in connection with his acquisition of 5,487 shares on March 23, 2010 which were issued to Mr. West pursuant to a certain Asset Purchase Agreement dated April 29, 2005, by and among the Company, Macrolease Corporation, Macrolease International Corporation and certain shareholders of Macrolease International Corporation, including Mr. West.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committees of the Boards of Directors of Bancorp and the Bank (collectively for purposes of this analysis, the “Compensation Committee”) are charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable and externally competitive. The Compensation Committee also reviews and recommends to the Board the compensation of directors.
The Company currently has four executive officers: Merrill W. Sherman, CEO, Linda H. Simmons, Treasurer and Chief Financial Officer (“CFO”), Mark J. Meiklejohn, Chief Lending Officer of the Bank, and Robert H. Wischnowsky, Chief Information Officer of the Bank. Each of Mmes. Sherman and Simmons and Messrs. Meiklejohn and Wischnowsky is an officer of Bancorp (“Bancorp Executives”). Daniel W. West, who serves as President of Macrolease Corporation (“Macrolease”), the Company’s equipment financing subsidiary, is also deemed an executive officer of the Company for purposes of SEC disclosure requirements. However, Mr. West does not participate in the compensation programs for Bancorp Executives described below.
Compensation Philosophy and Objectives
The Company’s executive compensation philosophy seeks to link executive compensation with the objectives, business strategy, management initiatives and financial performance of the Company. We believe that the compensation of our executives should reflect their success as a management team, rather than as individuals, in attaining key operating and strategic objectives, such as growth of earnings and growth of our franchise. We also believe that executive compensation should not be based on the short-term performance of our common stock, whether favorable or unfavorable, but rather that the price of our common stock, in the long-term, will reflect both our operating performance and our franchise value. We seek to have the long-term performance of our common stock reflected in executive compensation through our equity incentive programs.
The overall objectives of our compensation programs are:
•	to attract and retain highly qualified individuals in key executive positions;
•	to motivate executives to achieve goals inherent in the Company’s business strategies to position the Company for continued growth;
•	to foster a performance-based, team oriented culture;
•	to ensure that our executives are not encouraged to take unnecessary or excessive risk that could adversely affect the Company; and
•	to link executives’ and shareholders’ interests.

We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable corporations, and to remain competitive with larger financial institutions in our marketplace with which the Company competes both with respect to products and services and for executive talent.
Summary of Major 2010 Committee Actions
The Board of Directors and Compensation Committee continue to refine the Company’s executive compensation programs, consistent with evolving best practices. In 2010, the Company implemented the following changes:
•	Under a new executive incentive program, annual cash incentive awards are based on multiple performance goals keyed to financial performance, implementation of our strategic plan and risk management, with a portion of the award tied to an executive’s specific assigned responsibilities.
•	Our long-term equity incentive program for Bancorp Executives was modified to include a mix of forms of equity, with 25% of the value of the award granted as performance shares, 25% of the value of the award granted as stock options and 50% of the value of the award granted as time-vested restricted stock.
•	Performance shares will be earned based on the Company’s relative earnings per share growth over a three-year period.
•	To encourage retention and increase alignment with shareholder interests, Bancorp Executives (other than the CEO) received special restricted stock grants that vest in five years, subject to earlier vesting based upon the Company’s stock price.
•	Stock ownership requirements for directors were increased (as described under “Director Share Ownership Requirements” on page 9).
Elements of Compensation
Our total compensation program for executive officers consists of the following:
•	base salary;
•	annual cash incentive awards tied to the Company’s annual performance (and since 2010, an executive’s individual performance);
•	long-term equity incentive compensation, principally in the form of stock options and restricted stock;
•	retirement and other benefits; and
•	severance benefits.
We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for a balanced focus on long-term strategic goals as well as short-term performance. Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.
Setting Executive Compensation
The Compensation Committee makes all compensation decisions for Bancorp Executives (other than the CEO whose compensation is approved by the full Board), provides general oversight of management’s decisions concerning the compensation of the Company’s non-executive officers and approves recommendations regarding all equity awards. The CEO annually reviews the performance of the executive officers (other than the CEO whose performance is reviewed by the Compensation Committee, with input from the full Board of Directors). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. Ms. Sherman does not participate during deliberations regarding her compensation. When appropriate, the Compensation Committee also meets in executive session without the presence of management or consultants.

The Director of Human Resources supports the Compensation Committee in its work. From time to time, the Human Resource Department utilizes outside consultants to review and advise management with respect to the competitiveness of its compensation and benefits. In addition, the Compensation Committee has the authority under its charter to engage the services of outside advisers, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee engages Pearl Meyer & Partners (“PM&P”) as independent outside compensation consultants to advise the Compensation Committee on matters related to director and executive compensation. PM&P does not perform any services for us other than for the Compensation Committee, and the Compensation Committee retains the right to terminate or replace PM&P at any time.
The Compensation Committee has access to its independent consultant as needed and commissions comprehensive competitive reviews every few years as it deems appropriate. In late 2009, the Compensation Committee engaged PM&P to provide an updated assessment (the “2009 Compensation Study”). The purpose of this study was to provide an independent and objective analysis on all components of compensation and total compensation relative to market and peer practices. Pay mix and an assessment of the pay for performance relationship were also reviewed and presented to the Committee.
A primary data source used in assessing competitive market for the named executive officers is the information publicly disclosed by a peer group of other publicly traded banks. This peer group is developed by PM&P using objective parameters that reflect banks of similar asset size and region. The peer group is approved by the Compensation Committee. Peer groups are reviewed and updated as appropriate, since the comparable banks may change depending on acquisitions and the business focus of the Bank or our peer institutions. Overall our goal is to have 15-20 comparative banks of similar asset size and region, positioning the Company at approximately the median for asset size.
For the 2009 Compensation Study, the peer group consisted of twenty-four publicly traded financial institutions with assets ranging from $800 million to $3.0 billion (with an average of $1.5 billion in assets) located in the Northeast, that positioned the Company at approximately the median. Due to the limited number of institutions in states of closest proximity (Connecticut, Massachusetts and Rhode Island), PM&P expanded the geographic criteria to include Maryland, New Jersey and New York (excluding metro New York City). Although slightly larger than the asset range, Independent Bank Corp. was included in the peer group since it is becoming a local competitor. The companies that comprised our peer group in 2009 included:

Alliance Financial Corporation	Hingham Institution for Savings
Arrow Financial Corporation	Independent Bank Corp.
Berkshire Hills Bancorp, Inc.	Lakeland Bancorp, Inc.
Brookline Bancorp, Inc.	LSB Corporation
Center Bancorp, Inc.	OceanFirst Financial Corp.
Century Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Eagle Bancorp, Inc.	Shore Bancshares, Inc.
Enterprise Bancorp, Inc.	Smithtown Bancorp, Inc.
Financial Institutions, Inc.	State Bancorp, Inc.
First Mariner Bancorp	Suffolk Bancorp
First United Corporation	Wainwright Bank & Trust company
First of Long Island Corporation	Washington Trust Bancorp, Inc.
Where appropriate, PM&P developed blended market matches to reflect the executive’s experience and responsibilities at the Company. This compensation review confirmed that our compensation program elements individually and in the aggregate support and reflect our compensation philosophy and strategic objectives, both on a cash and long-term incentive basis.

The Compensation Committee uses compensation studies to benchmark against comparable institutions and does not believe it is necessary to incur the expense of such a study annually. Accordingly, we did not obtain a new executive compensation study in 2010.
Executive Employment Agreements
The Company has entered into employment agreements with each of the Bancorp Executives in connection with their initial employment or promotion to an executive position. These agreements, which have been amended and restated from time to time, are designed to promote stability and continuity of senior management who are critical to the Company’s continued success. The employment agreements were amended in December 2010 to comply with new guidance provided by the Internal Revenue Service concerning the requirements of Section 409A of the Internal Revenue Code, which impose a six-month delay on certain severance payments that are otherwise due under the agreements.
The agreements with the Bancorp Executives provide that during the term of the contract, the executive’s base salary will not be reduced and he or she will remain eligible for participation in the Company’s executive compensation and benefit programs. Ms. Sherman’s agreement provides that she is entitled to an annual bonus opportunity of not less than 60% of her base salary. The agreements provide for a rolling term of three years for Ms. Sherman, two years for Ms. Simmons and Mr. Wischnowsky and one year for Mr. Meiklejohn. Each agreement automatically renews for successive three, two or one-year terms on each successive one year anniversary unless either the Company or the executive has given the other written notice of election not to renew at least 90 days prior to any anniversary date.
Mr. West and Macrolease entered into an employment agreement dated May 1, 2008 (prior to his being deemed an “executive officer” for SEC reporting purposes) under which Mr. West is entitled to an annual base salary of $225,000 plus a $1,000 monthly automobile allowance and other benefits generally made available to Macrolease senior executives. The agreement has a three-year term, subject to termination by either party on 30 days prior written notice and immediately upon death, disability or for cause. During his employment with Macrolease and for one year thereafter, Mr. West is prohibited from directly or indirectly competing with the Company in the State of New York or any other jurisdiction or territory where Macrolease conducts business at the time of, or six months prior to, termination of his employment.
Mr. West was the founder and principal shareholder of Macrolease International Corporation (“MIC”), which sold substantially all of its operating assets to the Bank’s Macrolease subsidiary on April 29, 2005. As part of that transaction, the Company agreed to issue additional shares of common stock to the MIC shareholders upon the achievement of certain performance goals pursuant to an earn-out over five years from the closing date of the acquisition. The shares issued to Mr. West pursuant to the earn-out are considered additional consideration for the sale of MIC; accordingly, the value of such shares is not reflected in the tables included under “Executive Compensation.”
Base Salary
Base salaries for Bancorp Executives historically have been substantially dependent upon the base salaries paid for comparable positions at similar corporations, the responsibilities of the position held and the experience level of the particular executive officer. The Compensation Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. The Compensation Committee generally seeks to place executive salaries at the median of the Company’s peer group although more experienced executives may be above the market median.
The Rhode Island market is a highly concentrated market dominated by three large banking institutions, two national and one regional, which together control over 80% of the deposit market. We compete directly with these institutions both in making commercial loans and generating deposits and need comparable top executive-level talent to compete effectively. These competitive factors may cause base salaries to exceed the targeted level, particularly for more experienced executives. This has been particularly true in recent years as we have recruited from the Boston market and looked to hire executives who can effectively manage a larger and more complex financial institution. Despite these competitive pressures, the 2009 Compensation Study indicated that base salaries for our executives, taking into account their respective responsibilities and experience, were generally within the targeted range.

Salaries are reviewed on an annual basis in April, as well as at the time of a promotion or other change in responsibilities. In its annual review the Compensation Committee considers general market adjustments as well as the performance of the individual during the prior year and any change in his or her responsibilities. Annual increases normally take effect on May 1st of each year. In 2009, the Bancorp Executives agreed to forego any increase in base salaries in view of the difficult economic environment. Effective January 1, 2010, the Compensation Committee approved a market-based increase to Mr. Meiklejohn’s base salary from $205,000 to $250,000 and to Mr. Wischnowsky’s base salary from $225,000 to $240,000. These increases were consistent with the benchmarks provided to the Compensation Committee in the 2009 Compensation Study. Effective June 2010, base salaries for Ms. Sherman and Ms. Simmons were increased by 2% (to $474,725 and $283,660, respectively), which was consistent with increases for other employees of the Company generally.
Cash Incentive Awards
Cash incentive awards are an important component of total cash compensation of Bancorp Executives because they reward our executives for achieving targeted, annual results and emphasizes variable or “at risk” compensation. The Compensation Committee generally seeks to provide awards for superior performance that bring total cash compensation to the 75th percentile of the survey group. The 2009 Compensation Study indicated that the Company’s target incentives (as a percentage of base salary) are slightly above the market median (reflecting our philosophy of targeting incentives to achieve a targeted total cash compensation level at the 75th percentile) and total cash compensation for the Company’s senior executives (assuming achievement of maximum incentive awards) falls within that targeted level.
New Executive Cash Incentive Plan
Under the cash incentive plan in effect prior to 2010, the Compensation Committee established a single financial goal for the Bancorp Executives tied to budgeted net income. Historically, the Compensation Committee believed that the Company’s budget, which reflects general economic and specific Company, industry and competitive conditions as well as strategic initiatives, provided the best measure of management’s performance and that net income would ultimately drive shareholder value over time. Further, the Compensation Committee believed that the Company’s relatively small size did not merit the administrative complexity of a more complicated plan with multiple measures.
During late 2009, in light of the Company’s growth and the changing regulatory environment and increased focus on risk, the Compensation Committee engaged PM&P to assist it in developing a new executive cash incentive plan which would involve more balanced performance metrics. In February 2010, the Compensation Committee approved a new Executive Annual Incentive Plan (“EAIP”), which provides the Compensation Committee with the flexibility of establishing multiple performance goals and measures. Performance goals may be based on such business criteria and performance measures as the Compensation Committee may deem appropriate, which may include, for example, net income, loan growth, deposit growth, credit and/or asset quality and capital strength. In addition, at least 20% of the total award opportunity shall be based upon individual contributions of the executive evaluated against specific assigned responsibilities and measures tied to the annual and strategic plans and risk management.
The objectives of the EAIP are to:
•	Recognize and reward achievement of the Company’s annual business goals;
•	Motivate and reward superior performance;
•	Provide a competitive total compensation package that enables the Company to attract and retain talent needed to grow; and
•	Encourage teamwork and collaboration among the Company’s leadership and across business groups.

The EAIP provides that annual performance goals will include measures tied to financial performance, the annual and strategic plan implementation and risk management. Performance against each goal is measured on a 1-5 scale with 3 being at target or within the specified target range and the other rankings being interpolated from the target. The sum of the awards for each goal determines the total incentive cash award for the executive. The specific measures and the weights of each measure are established annually by the Compensation Committee.
Under the prior incentive compensation program, awards as a percentage of base salary were targeted at 54% for Ms. Sherman and 45% for the other Bancorp Executives and ranged from 55.56% of target to 122%-130% of target (130% for CEO and 122% for the other Bancorp Executives). Under the EAIP, target award opportunities remain 54% for Ms. Sherman and 45% for the other Bancorp Executives, but now will range from 50% of the target percentage (for achieving the threshold level performance) to 120% of the target percentage (for exceptional performance). Payouts under the EAIP are asymmetric; there is a greater penalty for missing target performance than reward for exceeding it. No award will be paid with respect to a specific performance goal if the executive fails to achieve the threshold or “2” rated performance level set for such goal. The EAIP annual incentive opportunities are as follows:

Percentage of Base Salary
Bancorp Executive	Threshold	Target	Stretch

Ms. Sherman	27.0%	54%	64.8%

Other Bancorp Executives	22.5%	45%	54.0%
2010 Annual Cash Incentive Program
In March 2010, the Compensation Committee established specific annual performance goals and relative weightings under the 2010 EAIP keyed to financial performance, implementation of the strategic plan and risk management. The Committee approved three common measures representing 75% of the target award potential against which all Bancorp Executives are evaluated: net income (weighted at 30%), core deposit growth (weighted at 20%) and asset quality (weighted at 25%). The remaining 25% of the of the target award opportunity was based upon the individual contributions of each executive, evaluated against specific assigned responsibilities and measures tied to the Company’s annual and strategic plans and risk management. In addition, no awards are payable under the 2010 EAIP unless, after giving effect to any awards, the Company achieved at least 70% of the net income target and maintained a total risk-based capital ratio of at least 11%.
The financial performance measure, net income, was based on budgeted net income, with the threshold and stretch goals set at a 20% deviation from the target. If actual net income falls between 80% and 120% of budgeted net income there is a straight line mathematical interpolation to determine the amount of the incentive award tied to this goal. The Compensation Committee has the right to adjust target net income and capital measures based on the occurrence of extraordinary events/items of relevance (e.g., acquisitions, material FDIC assessments, capital raises, etc.).
The strategic goal measure, core deposit growth, also had specific minimum, target and maximum performance levels which, using straight line interpolation, are then converted to the 1-5 rating scale. The following chart sets forth the 2010 performance goals and related performance levels for the net income and core deposit growth measures.

	50%	100%	120%
2010 Common Performance Measures	(Threshold)	(Target)	(Maximum)
Net Income (in thousands)	$7,524	$9,405	$11,286
Core Deposit Growth	4%	6%	10%

The Compensation Committee established asset quality measures tied to nonperforming asset levels and net charge-offs, with target (or “3”) level performance defined as a “not to exceed” level of nonperforming assets and net charge-offs and performance against target assessed by the Compensation Committee, taking into account national and local economic conditions and peer group and industry performance. The following chart sets forth the 2010 performance goals for the asset quality measures.

2010 Asset Quality Performance Measures	Target
Nonperforming Assets @ December 31, 2010	<=$15.5 million
Net charge-offs	<=$6.6 million
The target performance for the net income goal represented a 70% increase over 2009 net income. Also, although core deposit growth was 14.9% in 2009, the 6% target for core deposit growth represented a significant increase over the Company’s five year average core deposit growth rate (2005 — 2009) of 2.6%. The asset quality targets compared to nonperforming assets at December 31, 2009 of $20.0 million and net charge-offs in 2009 of $8.0 million, and represented 22.6% and 18.0% decreases, respectively, from 2009 levels. The Compensation Committee believes that under this program, our executives were required to provide significant contributions and dedication in order to attain target performance and to achieve our business goal of growing net income and core deposits year-over-year, while maintaining asset quality.
2010 Incentive and Bonus Payouts
The Company achieved net income for 2010 of $9.8 million, or 4.6% above target, and core deposit growth of 8.6%, or 43.3% above target. The payout for these two measures was determined by interpolating between the target and the stretch goal.
The Company’s nonperforming assets at December 31, 2010 totaled $17.6 million, which was higher than the $15.5 million target, but 2010 net charge-offs at $4.7 million were substantially favorable as compared to the $6.6 million target. In addition, there were other positive trends in asset quality. Nonperforming assets and net charge-offs both declined year over year, by 11.9% and 41.1%, respectively. Delinquencies were also favorable year over year, having declined from 2.79% to 2.20% of loans. These metrics were also favorable as compared to industry peers. Based upon these factors, the Compensation Committee assigned a “3” rating for this performance measure, resulting in a payout at the target level.
The following table reflects the actual achievement level for each common performance goal under the 2010 EAIP, along with the payout percentage for each goal.

		Percentage of	Payout
2010 Company Performance Measure	Actual Result	Target Achieved	Percentage
Net Income (30%)	$9.8 million	104.6%	31.3%
Core Deposit Growth (20%)	8.6%	143.3%	22.6%
Asset Quality (25%)	“3” rating	100.0%	25.0%
During the year, the Compensation Committee conducted periodic performance reviews with input from management regarding the status of the Company’s performance against the individual measures. The payout level for each executive’s individual performance goals involves both qualitative and quantitative assessments by the Compensation Committee relative to specific assigned responsibilities and measures and the individual’s overall value to the organization. In January 2011, the Compensation Committee reviewed each executive’s individual performance against assigned responsibilities and measures tied to annual and strategic goals, including net interest margin, commercial loan growth, expense control and system improvements.
Based on its evaluation and (except in the case of Ms. Sherman) Ms. Sherman’s recommendations, the Compensation Committee assigned individual performance ratings for the Bancorp Executives. In particular, the rating established for Mr. Wischnowsky reflected his extraordinary effort in connection with completion of several major capital projects (upgrades to our online banking software and branch management platform), on time and on budget.

Based on the performance results for 2010, in January 2011, the Compensation Committee calculated final 2010 incentive awards and authorized the following payouts under the EAIP for each Bancorp Executive:

EAIP AWARD CALCULATION FOR FISCAL 2010
		Company Performance			Individual Performance
		Amount			Amount			Calculated
	Target	75% of			25% of			Award
Bancorp Executive	Award	Target	Multiple	Subtotal	Target	Multiple	Subtotal	Amount
Merrill W. Sherman	$256,352	$192,264	105.3%	$202,379	$64,088	110%	$70,497	$272,876
Linda H. Simmons	127,647	95,735	105.3%	100,772	31,912	110%	35,103	135,875
Mark J. Meiklejohn	112,500	84,375	105.3%	88,813	28,125	110%	30,938	119,751
Robert H. Wischnowsky	108,000	81,000	105.3%	85,262	27,000	120%	32,400	117,662
Also in January 2011, the Compensation Committee, on the recommendation of Ms. Sherman, awarded Mr. Wischnowsky an additional discretionary $10,000 cash bonus in recognition of his extraordinary efforts resulting in the successful completion of critical IT projects.
Mr. West is not an officer of Bancorp and is not eligible to participate in the EAIP. Upon the recommendation of the Chief Lending Officer, he received a $20,000 discretionary bonus in recognition of his successful management of Macrolease, the Bank’s equipment leasing subsidiary, in a very difficult economic environment. Mr. West’s bonus for 2010 is set forth under “Bonus” in the Summary Compensation Table.
Long-Term Incentive Compensation
Total compensation at the senior executive level also includes long-term incentive awards granted under the 2002 Equity Incentive Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in our common stock. As of December 31, 2010, the number of shares reserved for future grants under the 2002 Equity Incentive Plan was 125,063, representing 2.68% of our issued and outstanding common stock.
Equity Awards
Annual equity awards reflect the executive’s position with the Company and his or her contribution to the Company. Since 2007, the Compensation Committee has applied a methodology which utilizes the value of an award (whether restricted stock, stock option or other equity based performance award) as determined for financial reporting purposes under FASB ASC Topic 718, Compensation — Stock Compensation. These awards, which are valued at between 25% and 35% of the executive’s base salary (depending upon the executive’s level of responsibility) are listed in the “Grants of Plan Based Awards” Table. The 2009 Compensation Study indicated that our annual equity awards to executives are consistent with market practice.
The Compensation Committee generally grants equity awards in April of each year, but may also grant awards (usually options) in connection with an individual’s initial employment with the Company or a subsequent promotion. The Compensation Committee does not time the grant of options or other equity awards in anticipation of the release of material non-public information, but typically makes its annual grants in early April, in advance of the release of our first quarter earnings (which coincides with base salary adjustments).
All options are granted at the market closing price on the grant date. Because the value of stock options increases when our stock price increases, which is designed to reward sound business decisions that lead to improved long-term performance, stock options align the interests of executive officers with those of shareholders. The Compensation Committee will not reduce the exercise price of stock options (except in connections with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the plan) without shareholder approval.
Options and restricted stock awards generally have three to five year vesting schedules to encourage key employees to continue in the employ of the Company. The vesting of both options and restricted stock will accelerate upon a change in control (as defined in the relevant agreements). The service-based options and restricted stock awards are intended to help retain our executives and maintain a focus on future and continued success.

Redesign of 2010 Long-Term Incentive Program
Since its inception, the Company has primarily utilized options to provide long-term equity incentives to its executives and other key employees. Due to the economic recession and market turmoil, the Company’s stock value at the end of 2009, similar to many financial institutions, had declined. As a result, at the beginning of 2010, all options granted after 2004 (other than those granted to Mr. Wischnowsky in connection with his initial employment in December 2008 and the annual grants made in August 2009) were underwater. Consequently, most of the Company’s key executives (other than the CEO) did not have a meaningful ownership stake in the Company, which, in the view of the Compensation Committee, resulted in the failure of the equity incentive program to meet its objectives and also put retention of these executives at risk. To address these concerns, the Compensation Committee retained its compensation consultant, PM&P, to assist it in developing a new equity incentive program that would achieve the following objectives:
•	Enhance executive equity ownership (i.e., “skin in the game”);
•	Create stronger alignment with shareholder interests;
•	Encourage retention of key executives;
•	Reward executives for driving long-term growth and profitability;
•	Be competitive with the market, particularly with larger banks from which the Company currently recruits executive talent; and
•	Ensure that awards are properly focused on long-term value creation and do not encourage inappropriate risk-taking.
In April 2010, consistent with the recommendations of PM&P, the Compensation Committee revised its annual equity incentive program to include awards (representing 50% of the total value) tied to long-term performance and awards (representing 50% of the total value) to encourage stock ownership and retention of key executives. Accordingly, 25% of the value of the award was in the form of stock options which vest incrementally over three years and 25% of the value is in the form of performance shares. Each performance share represents a contingent right to receive one share of the Company’s common stock. The performance shares will vest on March 31, 2013, the ending date of the performance period, only if the Company’s average annual earnings per share growth (expressed as a percentage) during the three-year period then ending is at or above the 50th percentile of a custom commercial bank index for banks in the Northeast with assets of $500 million to $5 billion (currently approximately 56 banks). Performance will be measured at the time of a change of control for purposes of determining whether the performance shares are earned and the award is pro rated in the event of the executive’s death or disability during the performance period. The balance of the annual award (representing 50% of the total package) was in restricted stock which vests incrementally over three years. Dividends are paid on restricted stock but not on performance shares. The vesting of options, restricted stock and performance shares will accelerate upon a change in control (as defined in the relevant agreements).
The Committee chose this mix of equity awards for several reasons. First, a combination of stock options and restricted stock was intended to help us better manage stock dilution, as stock options are generally more dilutive than service-based and performance-based restricted stock units. Second, service-based restricted stock awards help us to enhance our retention incentives for our executives. Third, options and performance-based awards reinforce a performance-based culture by rewarding executives directly for stock appreciation and the achievement of stated financial goals.

Special 2010 Restricted Stock Grants
In addition, in April 2010, in order to increase their ownership stake and encourage retention, the Company made special “one time” restricted stock awards for a total of 30,100 shares to three Bancorp Executives (excluding the CEO). These restricted shares will vest in full on the fifth anniversary of the grant date (subject to continued employment). Vesting will accelerate if (i) the price for the Company’s common stock reaches $36.00 per share and remains at this level for 20 consecutive trading days or (ii) upon a change of control. The executive is prohibited from selling shares that vest prior to the five-year anniversary except to pay income taxes arising as a result of the accelerated vesting and must hold all remaining shares until the end of the five-year vesting period. These awards were not part of the annual equity incentive program and the Compensation Committee does not intend to make similar awards to these executives in the future.
Share Retention Guidelines
The Compensation Committee believes that senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Board of Directors has adopted share retention and ownership guidelines for our Bancorp Executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO and one times base salary for the other executive officers. Ms. Sherman was a founder of the Bank and her stock ownership currently substantially exceeds the guideline. Under these guidelines, a new CEO must achieve the ownership level within five years of appointment to the chief executive position. The other Bancorp Executives are expected to retain at least 50% of the shares acquired upon exercise of any stock option or vesting of restricted stock until they achieve the specified ownership level and thereafter maintain such ownership level. In establishing these guidelines, the Board of Directors determined that a stock retention requirement, rather than a mandated ownership requirement, would appropriately align the interests of the executives (other than the CEO) and the shareholders. In making this determination, the Board considered the compensation levels of our executive officers and the impact a mandated ownership requirement might have on our recruiting and retention of executives.
Retirement and Other Benefits
In order to attract and retain key executives, we offer retirement benefits through a tax-qualified 401(k) Plan to all employees and a nonqualified deferred compensation plan and supplemental executive retirement plans for certain highly compensated employees, including our executives.
401(k) Retirement Plan
Company employees who are at least 21 years of age are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, we will make matching contributions of up to 4% of an employee’s compensation, subject to qualified plan limitations. These contributions vest monthly. The retirement benefits under the 401(k) Plan for our executive officers are the same as those available for other eligible employees. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan, the amount of money contributed at the election of the participant from year to year, and the investments chosen by the participant. In 2010, we made matching contributions for our executives in the amounts reflected in the footnotes to the “All Other Compensation” column of the Summary Compensation Table.
Nonqualified Deferred Compensation Plan
The executives (as well as certain other highly compensated employees) are eligible to participate in a nonqualified deferred compensation plan, which permits participants to contribute amounts they are precluded from contributing to the 401(k) Plan because of the qualified plan limitations as well as additional compensation deferrals which may be advantageous for personal income tax or other planning reasons. Under the deferred compensation plan, participants receive an amount of employer matching contributions that they have lost under our 401(k) Plan as a result of the nondiscrimination rules applicable to qualified plans. The nonqualified deferred compensation plan is discussed in further detail under the heading “Nonqualified Deferred Compensation Plans” on page 37.

Supplemental Executive Retirement Plan
In order to provide a competitive compensation package, we have adopted two Supplemental Executive Retirement Plans (each, a “SERP”): the 2000 SERP and the 2002 SERP. Currently, Bancorp Executives (as well as two former executives) are participants in the 2000 SERP and other key employees are participants under the 2002 SERP. Ms. Sherman’s annual supplemental retirement benefit is equal to the greater of (i) 55% of her average total cash compensation (base salary plus any annual cash incentive award) during the three consecutive calendar years when such compensation was greatest (“3-year average compensation”) less employer contributions under the 401(k) Plan (“401(k) Offset”) and 50% of her social security benefit (“Social Security Offset”) or (ii) $425,000. At the minimum $425,000 level, Ms. Sherman’s SERP benefit represents approximately 64% of Ms. Sherman’s 3-year average compensation as of December 31, 2010, which the Compensation Committee believes is competitive with benefits available to chief executives at comparable institutions.
Under the 2000 SERP, Ms. Simmons is entitled to an annual supplemental retirement benefit equal to 70% of the average base salary paid during the three consecutive years in which such compensation was the greatest, reduced by the 401(k) Offset and Social Security Offset. Messrs. Meiklejohn and Wischnowsky are entitled to an annual supplemental retirement benefit of $100,000 and $25,000, respectively. Mr. West is not a participant in either SERP. The SERP benefits vest over a five to ten year period, keyed to the executive’s initial participation in the SERP. The specific terms of the SERPs (including vesting schedules) are discussed in further detail under the heading “Pension Benefits” on page 35.
Because the SERP benefit is either fixed or is based upon an executive’s base salary (and in the case of Ms. Sherman, base salary and cash incentive compensation) gains from prior option or stock awards have no impact on the retirement benefit. In addition, in the event of a Change in Control (as defined under the section entitled “Potential Payments Upon Termination or Change-in-Control” below), all SERP participants become fully vested in their fixed benefit ($425,000 in the case of Ms. Sherman) and Ms. Simmons becomes fully vested in an increased benefit, which was originally intended to approximate the 70% formula amount assuming continued employment of the executive until age 65 (based upon the executive’s salary at the time the SERP benefit was established and projected salary increases). The SERP vesting provisions encourage key employees to continue in the employ of the Company. In establishing the SERPs, the Compensation Committee took into account that, unlike many of our competitors, we do not maintain a typical qualified defined benefit or cash balance plan.
Perquisites
Other than the plans described above and the severance benefits described below, our executives are entitled to few benefits that are not otherwise available to all of our employees. In 2010, we provided Mr. West with the personal benefits described in footnote (h) to the Summary Compensation Table. Personal benefits for other executives had an aggregate value to each of less than $10,000.
Severance Benefits
We believe that companies should provide reasonable severance benefits to employees. With respect to executive management, these severance benefits should reflect the fact that it may be difficult for the employee to find comparable employment within a short period of time. Therefore, the employment agreements with Mmes. Sherman and Simmons and Messrs. Meiklejohn and Wischnowsky provide for severance benefits in the event of the executive’s involuntary termination of employment without cause or termination of employment by the executive for “Good Reason” (as defined under the section entitled “Potential Payments Upon Termination or Change-in-Control” below) and provide increased benefits in the case of termination in connection with a Change in Control (as defined in the agreements). In the event of a qualified termination, we also continue health and other insurance benefits for between one and three years, corresponding to termination benefits and, in the event of a Change in Control, immediately vest all benefits under the SERP and all equity compensation of the executive. In addition, terminated executives would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Plan. Certain payments may be delayed for six months following termination to the extent necessary to comply with Section 409A of the Internal Revenue Code.

The Company has also entered into Change in Control Severance Agreements with certain other key employees. We have found such change in control benefits are necessary to recruit and retain talented management, due in large part to the continuing consolidation of the banking industry. Further, it is our belief that the interests of the shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should encourage senior management to consider the prospect of a change in control in an objective manner and reduce their possible reluctance to pursue potential change in control transactions that may be in the best interests of the shareholders.
Under their employment agreements, the Company is obligated to reimburse Mmes. Sherman and Simmons for any taxes imposed as a result of “excess parachute” payments as defined under Internal Revenue Code Section 280G. This “tax gross up” benefit has been included in Ms. Sherman’s agreement since 1999 and in Ms. Simmons’ agreement since her initial employment in 2004. Based upon the advice of the Compensation Committee’s independent compensation consultant, we believe that providing such “tax gross-up” payments is consistent with benefits offered by our peer group for executives in the positions of Mmes. Sherman and Simmons. The Company has not provided “tax gross-up” benefits to any employee hired since 2005 and it is the Compensation Committee’s policy not to do so. For other officers entitled to a change in control benefit, we cap their change in control benefits so that no excise taxes arising as a result of Section 280G will be imposed.
All of the change in control benefits are “double trigger” and require termination of employment in connection with the Change in Control. Accordingly, no change in control benefits are paid to an executive unless his or her employment is terminated without cause or the executive resigns for “Good Reason” (or any reason in the case of Ms. Sherman) within one year of the Change in Control. Ms. Sherman’s agreement allows her to trigger the change in control severance benefit by terminating her employment at any time within one year following the Change in Control. The Compensation Committee believes that providing Ms. Sherman this benefit will facilitate a smooth transition in the event of the sale of the Company.
Relative to the overall value of the Company, these potential change in control benefits (including the 280G tax “gross-up”) are relatively minor. The Compensation Committee regularly reviews the aggregate amount of all our change in control obligations and, based upon advice historically provided by both its independent compensation consultant and investment bankers, has determined that the potential change in control benefits under our existing plans and agreements fall within an appropriate range of deal value.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers at year end. There is an exception to the $1 million limitation for performance-based compensation (such as stock options) meeting certain requirements. The Compensation Committee’s policy is to preserve corporate tax deductions by qualifying compensation paid over $1 million to the executive officers as performance-based compensation. Nevertheless, maintaining tax deductibility is but one consideration among many (and is not the most important consideration) in the design of the compensation program for senior executives. The Compensation Committee may, from time to time, conclude that compensation arrangements are in the best interest of the Company and the shareholders despite the fact that such arrangements might not, in whole or in part, qualify for tax deductibility. For example, restricted stock awards will not qualify as performance-based compensation since such awards vest with the passage of time. However, based upon our executives’ compensation levels, the Compensation Committee determined that it was likely that the compensation expense arising with respect to such awards would be fully deductible at the time the awards were made.

Incentive Compensation Risk Assessment
The Company’s existing governance and organizational structure incorporates a substantial risk management component through the retention of an independent accounting firm (separate from the Company’s auditors) that performs internal audit reviews, the utilization of ALCO and a Credit Committee, both of which are comprised of members of senior management, as well as a Directors’ Loan Committee comprised of directors of the Company.
In connection with the design and approval of our incentive programs, management and, in the case of executive incentive plans, the Compensation Committee, evaluate whether the program is likely to encourage employees to take excessive or imprudent risk. In February 2011, the Compensation Committee met with members of the Company’s management, including the CFO, Chief Credit Officer, our Corporate Counsel and our Director of Human Resources to:
•	Identify the specific risks faced by the Company and relate identified risks to the compensatory elements of its incentive compensation programs;
•	Evaluate the its incentive compensation programs to determine whether any such programs encourage potential negative behavior and activity related to identified risks; and
•	Review its existing risk management structure to assess the sufficiency of policies, procedures, controls and other administrative mechanisms to mitigate any potential negative behavior and activity associated with identified risks and related to its incentive compensation programs.
Based upon that review and discussion, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business. Although a material portion of our executive compensation program is performance-based, the Committee has focused on aligning our compensation policies with the long-term interests of our shareholders and avoiding rewards that could create excessive or inappropriate risks to the Company, as evidenced by the following:
•	Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. While the variable elements of compensation constitute a sufficient percentage of overall compensation to motivate executives to produce superior results, they are not so substantial as to encourage unnecessary or excessive risk taking.
•	We use a variety of performance goals that are consistent with our business objectives and correlate to long-term value. In 2010, we expanded the list of performance goals to include net income, core deposit growth and asset quality measures. These goals directly tie to our audited financial statements and are highly scrutinized by our finance and accounting departments as well as our external auditors.
•	Our performance goals are tied to our annual budget and set at levels that we believe are reasonable in light of past and expected performance and market conditions.
•	Incentive opportunities are based on balanced performance metrics that promote disciplined progress toward long-term goals. The maximum cash incentive opportunity does not represent more than 54% to 65% of base salary (or approximately 35%-40% of total cash compensation) and all payouts are capped at 120% of the target payment opportunity, no matter how much financial performance exceeds the ranges established at the beginning of the year.
•	Equity incentive awards generally vest over a period of three to five years, in order to focus our executives on long-term performance and to enhance retention. Vesting requirements encourage executives to avoid short-term actions that are to the Company’s long-term detriment.
•	Our stock retention guidelines require executives to retain at least 50% of the shares acquired upon exercise of stock options or vesting of restricted stock until they achieve a specified level of share ownership. These guidelines subject executives to the possibility of significant market penalties in the event they make decisions that benefit the Company in the short-term but ultimately prove detrimental to the Company’s long-term interests.
•	Ms. Sherman, as a founder of the Company, has substantial share holdings. The Compensation Committee does not believe that strategies that benefit the Company in the short-term will be encouraged or tolerated if they would be to the Company’s long-term detriment.

Compensation Committee Interlocks and Insider Participation
During 2010, no member of the Compensation Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation Committee or Board.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis set forth above be included in the Company’s Proxy Statement for the fiscal year ended December 31, 2010 for filing with the SEC.
Compensation Committee
JOHN R. BERGER—Chairman

ANTHONY F. ANDRADE	MALCOLM G. CHACE	MICHAEL E. MCMAHON	JOHN A. YENA
EXECUTIVE COMPENSATION
The following table provides information regarding the total compensation paid or accrued by the Company to each of its CEO, CFO and the Company’s three most highly compensated executive officers other than the CEO and CFO (collectively, the “Named Executive Officers”).
Because the Company’s 2010 Executive Annual Incentive Plan and the 2008 Senior Executive Cash Incentive Plan were based on achieving specified performance goals, awards to Mmes. Sherman and Simmons and Messrs. Meiklejohn and Wischnowsky under the plans in 2008 and 2010 are not considered “Bonuses” for purposes of SEC rules and are listed below as “Non-Equity Incentive Plan Compensation.” Mr. West was not eligible to participate in the either the 2010 Executive Annual Incentive Plan or 2008 Senior Executive Cash Incentive Plan.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation		Total
Principal Position	Year	($)	($)	($)(a)	($)(a)	($)(b)	($)(c)		($)(d)		($)

Merrill W. Sherman	2010	470,786	—	124,271	39,389	272,876	651,769	(e)	21,758	(f)	1,580,849
President and CEO	2009	465,415	125,662	66,944	170,823	—	594,708		18,291		1,441,843
	2008	459,680	—	51,802	102,099	230,219	420,932		20,342		1,285,074

Linda H. Simmons	2010	281,308	—	334,505	17,015	135,875	126,992		7,521	(g)	903,216
Treasurer and CFO	2009	278,100	62,572	34,989	89,311	—	120,872		10,024		595,868
	2008	274,673	—	24,668	48,729	114,636	119,395		9,424		591,525

Mark J. Meiklejohn	2010	250,000	—	298,800	17,015	119,751	29,195		9,800		724,561
Chief Lending Officer	2009	205,000	46,125	25,810	65,838	—	26,353		7,254		376,380
	2008	188,392	—	16,774	32,486	84,503	9,210		6,905		338,270

Robert H. Wischnowsky	2010	240,000	10,000	288,456	17,015	117,662	16,002		9,800		698,935
Chief Information Officer	2009	225,000	50,625	28,320	72,260	—	6,174		—		382,379

Daniel W. West	2010	225,000	20,000	—	—	—	—		20,990	(h)	265,990
President, Macrolease	2009	225,000	—	—	—	—	—		23,857		248,857
Corporation

(a)	The amounts in these columns do not necessarily represent the value of the awards, nor are they a prediction of what the executive may realize. The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718. For a breakout of the grant date fair value of each grant of restricted stock awards and performance share awards, see “Grants of Plan-Based Awards.” Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around March 14, 2011. Regardless of the value placed on a restricted stock award, stock option or performance share as of the grant date, the actual value of the award will depend on the market value of the Company’s common stock on such date in the future when the stock award vests, the performance share is earned or the option is exercised. For example, as of December 31, 2010, all of the stock options granted in 2008 to executives other than Mr. Wischnowsky were “out-of-the-money” and, therefore, had no intrinsic value.

(b)	Reflects cash awards to the named individuals under the 2010 Executive Annual Incentive Plan and 2008 Senior Executive Incentive Plan which are discussed in further detail on page 21 under the heading “Compensation Discussion and Analysis — Cash Incentive Awards.”

(c)	Reflects actuarial increase in the present value of benefits under the Company’s supplemental executive retirement plans determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

(d)	Other than as set forth in footnotes (f) with respect to Ms. Sherman, (g) with respect to Ms. Simmons and (h) with respect to Mr. West, reflects employer 401(k) match.

(e)	Includes earnings of $9,802 on deferred compensation account above 4.91% (120% of the applicable federal long-term rate at December 31, 2009).

(f)	Includes employer 401(k) match of $9,800 and $11,958 in perquisites related to vehicle allowance and insurance premiums paid on individual disability policy.

(g)	Includes employer 401(k) match of $7,297 and $224 in perquisites related to insurance premiums paid on individual disability policy.

(h)	Includes employer 401(k) match of $9,000 and $11,990 in perquisites related to vehicle allowance.

Grants of Plan-Based Awards
The following table provides information on all plan-based awards by the Company in 2010 to each Named Executive Officer.

										Grant
						All Other		All Other		Date Fair
					Estimated	Stock		Option	Exercise	Value
					Possible	Awards:		Awards:	or Base	of Stock
		Estimated Possible Payouts Under			Payouts Under	Number of		Number of	Price of	and
		Non-Equity Incentive Plan Awards(a)			Equity	Shares of		Securities	Option	Option
	Grant	Threshold	Target	Maximum	Incentive Plan	Stock or		Underlying	Awards	Awards
Name	Date	($)	($)	($)	Awards(#)(b)	Units(#)(c)		Options(#)	($/Sh)	($)(c)

Merrill W. Sherman	NA	128,176	256,352	307,622	—	—		—	—	—
	4/20/10				1,629	—		—	—	23.90
	4/20/10				—	3,300	(d)	—	—	25.86
	4/20/10				—	—		6,945	25.86	5.67

Linda H. Simmons	NA	63,824	127,647	153,176	—	—		—	—	—
	4/20/10				696	—		—	—	23.90
	4/20/10				—	1,392	(d)	—	—	25.86
	4/20/10				—	10,900	(e)	—	—	25.86
	4/20/10				—	—		3,000	25.86	5.67

Mark J.	NA	56,250	112,500	135,000	—	—		—	—	—
Meiklejohn	4/20/10				600	—		—	—	23.90
	4/20/10				—	1,200	(d)	—	—	25.86
	4/20/10				—	9,800	(e)	—	—	25.86
	4/20/10				—	—		3,000	25.86	5.67

Robert H. Wischnowsky	NA	54,000	108,000	129,600	—	—		—	—	—
	4/20/10				600	—		—	—	23.90
	4/20/10				—	1,200	(d)	—	—	25.86
	4/20/10				—	9,400	(e)	—	—	25.86
	4/20/10				—	—		3,000	25.86	5.67

Daniel W. West	—	—	—	—	—	—		—	—	—

(a)	The amounts shown are representative potential awards payable to the Named Executive Officers under the EAIP for 2010. Actual payments were made in the first quarter of 2010 as disclosed in the Summary Compensation Table under “Non-Equity Incentive Compensation Plan on page 31 above. Mr. West does not participate in the EAIP.

(b)	With respect to the performance share awards granted on April 20, 2010, the shares are contingent upon the Company’s achieving average annual earnings per share (“EPS”) growth (expressed as a percentage) for the three year period commencing April 1, 2010 equal to or greater than 50th percentile of the average annual EPS growth of a custom index of publicly traded commercial bank holding companies and commercial banks operating in the Northeastern United States with total assets of between $500 million and $5 billion measured for the performance period. No dividends are paid or accrued on the performance shares. The performance period will end upon the earlier of March 31, 2013 or a change in control of the Company. If a participant’s employment is terminated for any reason other than death or disability, his or her unvested performance share awards will be forfeited. No performance shares will be earned if the Company’s EPS growth is below the 50th percentile of the companies in the custom index. In the event of a participant’s death or disability prior to the end of the performance period, then the number of performance shares earned will be pro-rated to reflect the shortened period.

(c)	Dividends are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(d)	These restricted stock awards vest in three equal annual installments commencing on April 20, 2011 and fully vest on a change of control.

(e)	These restricted stock awards vest on the fifth anniversary of the grant date (April 20, 2015), subject to accelerated vesting if (i) our stock price reaches $36.00 per share and remains at this level for 20 consecutive trading days or (ii) upon a change of control. The executive is prohibited from selling shares that vest prior to the five-year anniversary except to pay income taxes arising as a result of the accelerated vesting and must hold all remaining shares until the end of the five-year vesting period.

Option Exercises and Stock Vested
The following table provides information on all exercises of options by the Named Executive Officers during the Company’s 2010 fiscal year.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	On Vesting	on Vesting
Name	(#)	($)(a)	(#)	($)(b)
Merrill W. Sherman	22,000	308,000	—	—
	—	—	525	14,291
	—	—	400	11,160
	—	—	854	23,579

Linda H. Simmons	—	—	250	6,805
	—	—	172	4,799
	—	—	446	12,314

Mark J. Meiklejohn	—	—	170	4,627
	—	—	329	9,084

Robert H. Wischnowsky	—	—	361	9,967

Daniel W. West	—	—	—	—

(a)	The amounts shown are calculated based on the difference between the closing market price of the Company’s common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the options were exercised.

(b)	The amounts shown are calculated based on the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired on vesting.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010.

	OPTION AWARDS				STOCK AWARDS
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
					Number of		Market	Unearned	Unearned
	Number of	Number of			of Shares		Value of	Shares,	Shares,
	Securities	Securities			or Units		Shares or	Units or	Units or
	Underlying	Underlying			of Stock		Units of	Other	Other
	Unexercised	Unexercised	Option	Option	That		Stock That	Rights That	Rights That
	Options (#)	Options (#)	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date (a)	Vested (#)(b)		Vested ($)(d)	Vested (#)(e)	Vested (#)(d)

Merrill W. Sherman	25,200	—	14.75	02/20/2011
	7,500	—	19.80	02/11/2012
	15,250	—	23.15	05/30/2012
	18,900	—	23.05	04/15/2013
	5,000	—	32.43	01/26/2014
	14,250	—	32.91	04/26/2014
	13,200	—	37.98	04/08/2015
	11,599	2,901	34.89	04/06/2016
	5,730	3,820	43.45	04/24/2014
	7,041	10,559	32.89	04/22/2015	525		15,272
	6,012	24,044	26.15	08/12/2016	1,707		49,628
	—	6,945	25.86	04/20/2017	3,300		95,997	1,629	47,388

Linda H. Simmons	9,900	—	35.50	09/16/2014
	4,800	—	37.98	04/08/2015
	8,000	—	36.54	07/19/2015
	4,400	1,100	34.89	04/06/2016
	2,310	1,540	43.45	04/24/2014
	4,500	3,000	34.32	12/18/2014	250		7,273
	3,361	5,039	32.89	04/22/2015	892		25,948
	3,143	12,571	26.15	08/12/2016	1,392		40,493
	—	3,000	25.86	04/20/2017	10,900	(c)	317,081	696	20,247

Mark J. Meiklejohn	8,500	—	34.37	02/21/2016
	960	240	34.89	04/06/2016
	900	600	43.45	04/24/2014
	4,500	3,000	34.32	12/18/2014	170		4,945
	2,240	3,360	32.89	04/22/2015	658		19,141
	2,317	9,267	26.15	08/12/2016	1,200		34,908
	—	3,000	25.86	04/20/2017	9,800	(c)	285,082	600	17,454

Robert H. Wischnowsky	4,000	6,000	20.18	12/15/2015	722		21,003
	2,544	10,170	26.15	08/12/2016	1,200		34,908
	—	3,000	25.86	04/20/2017	9,400	(c)	273,446	600	17,454

Daniel W. West	—	—	—	—	—		—	—	—

(a)	All options granted prior to 2010 which are not fully exercisable vest in five equal annual installments commencing on the first anniversary of the grant date. Options granted in 2010 vest in three equal annual installments commencing on the first anniversary of the grant date.

(b)	These restricted stock awards all vest in three annual installments commencing on the first anniversary of the grant date, except as noted in (c) below and, subject to acceleration on a change of control, the remaining vesting dates and numbers of shares scheduled to vest with respect to these awards are as follows:

Vesting Dates	Sherman	Simmons	Meiklejohn	Wischnowsky
04/22/2011	525	250	170	—
08/12/2011	854	446	329	361
08/12/2012	853	446	329	361
04/20/2011	1,100	464	400	400
04/20/2012	1,100	464	400	400
04/20/2013	1,100	464	400	400

(c)	These restricted stock awards are scheduled to vest on April 20, 2015, subject to acceleration if (i) our stock price reaches $36.00 per share and remains at this level for 20 consecutive trading days or (ii) upon a change of control.

(d)	Value represents closing market price of the Company’s common stock at December 31, 2010 ($29.09) multiplied by the number of shares of unvested restricted stock or performance shares held by the executive.

(e)	Represents performance share awards, which are described in footnote (b) of the “Grants of Plan—Based Awards” table elsewhere in this Proxy Statement.
Pension Benefits
We do not maintain a tax-qualified defined benefit plan. The Company provides retirement benefits to Named Executives Officers, other than Mr. West, under the 2000 SERP and to other certain other key employees under the 2002 SERP.
The following table provides information on the estimated present value of future payments for each of the Named Executive Officers, other than Mr. West, under the Company’s 2000 SERP as of December 31, 2010.

		Number of
		Years	Present Value of
		Credited	Accumulated	Payments During Last
Name of		Service	Benefit	Fiscal Year
Executive Officer	Plan Name	(#)(a)	($)(b)	($)

Merrill W. Sherman	Supplemental Executive Retirement Plan	N/A	3,189,073	—

Linda H. Simmons	Supplemental Executive Retirement Plan	N/A	617,239	—

Mark J. Meiklejohn	Supplemental Executive Retirement Plan	N/A	71,020	—

Robert H. Wischnowsky	Supplemental Executive Retirement Plan	N/A	22,176	—

(a)	The SERP benefit is not based upon years of credited service. The benefit is based on a fixed amount or a formula tied to final average base salary or the total base salary and annual cash incentive award and vests in accordance with a vesting schedule as described below.

(b)	Reflects actuarial present value of the officer’s benefits under the Company’s supplemental executive retirement plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the officer may not currently be entitled to receive because such amounts are not vested.

Under the 2000 SERP, the Bancorp Executives are entitled to the following annual retirement benefits:
•	Ms. Sherman: a benefit equal to the greater of (i) 55% of the average total cash compensation (base salary and cash incentive award) paid during the three consecutive calendar years when such compensation was greatest, reduced by the portion of her 401(k) Plan account attributable to employer contributions and any social security offset and (ii) $425,000.
•	Ms. Simmons: a benefit equal to 70% of the average base salary paid during the three consecutive years in which such compensation was the greatest, reduced by the portion of her 401(k) Plan account attributable to employer contributions and any social security offset.
•	Mr. Meiklejohn: a benefit of $100,000.
•	Mr. Wischnowsky: a benefit of $25,000.
All benefits are payable upon the later of the executive attaining age 65 or the executive’s retirement, provided that no amounts may be paid until at least six months after the executive’s termination of employment except in the event of termination by reason of the executive’s death.
Ms. Sherman became fully vested in her annual benefit on November 1, 2009. With respect to Ms. Simmons, $50,000 of her annual benefit began to vest on November 1, 2009 and the balance began to vest on August 1, 2010. With respect to Mr. Meiklejohn, $25,000 of his benefit begins to vest on November 1, 2011 and the balance will begin to vest on November 1, 2013. With respect to Mr. Wischnowsky, his annual benefit will begin to vest on August 1, 2015. Ms. Sherman’s base benefit ($250,000) is fully vested such that she is entitled to receive the full base benefit at age 65, even if she leaves the employ of the Company before retirement. With respect to the benefit in excess of Ms. Sherman’s base benefit, and the entire benefit payable to other participants in the SERP, the participant vests in their SERP accrual balance (i.e., the amount the Company has accrued to reflect the liability) in 20% increments such that the accrual balance would be fully vested on the fourth anniversary of the first vesting date. Thus, if an executive left at the end of the vesting period, he or she would be 100% vested in their SERP accrual balance, but not the full benefit, resulting in a reduced retirement benefit in the event of early retirement. Each executive is required to remain employed at the Company until age 65 to get the full SERP benefit. The full benefit will vest immediately upon death.
In the event of a Change in Control, the SERP participants become fully vested in the greater of (i) the retirement benefit calculated in accordance with the formula described above or (ii) a specific annual Change in Control Benefit Amount, which is intended to approximate the formula amount under the 2000 SERP assuming continued employment of the executive until age 65. The current Change in Control Benefit Amount (excluding any tax gross-up) payable annually to the executive is: $425,000 for Ms. Sherman, $289,351 for Ms. Simmons, $100,000 for Mr. Meiklejohn and $25,000 for Mr. Wischnowsky.
Under the 2000 SERP, we will also provide a death benefit for SERP participants equal to the accrual balance at the date of the participant’s death, provided that the minimum pre-retirement death benefit for Ms. Sherman is equal to the projected age 65 accrual balance required to fund her $250,000 annual base benefit plus the amount the Company has accrued as of the date of death to reflect the liability for the increased benefit. The pre-retirement and post-retirement death benefits are funded through life insurance policies on the lives of the SERP participants purchased and owned by the Bank, some of which contain a split dollar endorsement in favor of the SERP participant.
The SERPs are unfunded but provide that upon a Change in Control, the Company must deposit funds in a trust equal to the present value of all accrued benefits provided under both SERPs and thereafter make annual additional deposits to reflect any increases in the accrued benefits. All benefits are forfeited in the event that the participant’s employment is terminated on account of a criminal act of fraud, misappropriation, embezzlement or a felony that involves property of the Company.

Nonqualified Deferred Compensation Plans
The Named Executive Officers (as well as certain other highly compensated employees) are eligible to participate in our nonqualified deferred compensation plan. The plan permits a participant to defer all or a portion of his or her annual incentive bonus and up to 50% of the participant’s base salary. Deferral elections are made in December of each year for amounts to be earned in the following year. Participants receive an amount of employer matching contributions that they have lost under our 401(k) Plan as a result of the nondiscrimination rules applicable to qualified plans. All amounts contributed by the participant and by the Company under the plan are immediately vested.
Any excess contributions which cannot be contributed under the 401(k) Plan because of the nondiscrimination rules applicable to qualified plans and which would otherwise be returned to the participant at the end of the year, plus the amount of any supplemental deferrals the participant may choose to make, and any matching contributions provided for under the plan are credited to a deferred compensation account (a bookkeeping account). Each participant’s deferred compensation account is credited with interest at a rate equal to the greater of the Baa1 30-year corporate bond index, or the Company’s projected rate of return on average earning assets as reflected in its budget for such year. In addition, the plan allows a participant whose account exceeds $100,000 to specify an alternative investment index for all or any portion of the participant’s account. If a participant specifies an alternative investment index, the Company may make any required distribution under the plan in kind. Ms. Sherman has elected to have $143,906 of her account valued in accordance with the performance of an investment in one or more private equity funds identified by Ms. Sherman. We have invested $143,906 in the specified alternative investments in order to match our liability to Ms. Sherman under the plan. As a result, Ms. Sherman bears the entire risk of loss (and will benefit from any gains) associated with her election.
Participants in the Company’s nonqualified deferred compensation plan are entitled to receive a distribution of their account upon retirement, death, disability or termination of employment except that any amounts attributable to employer contributions are subject to forfeiture if the participant is terminated for fraud, dishonesty or willful violation of any law that is committed in connection with the participant’s employment. A participant is eligible to withdraw amounts credited to the deferred compensation account in the event of unforeseeable financial hardship.
The amount deferred under the plan is not includible in the income of the participant until paid to the participant and, correspondingly, the Company is not entitled to a deduction for any liabilities established under the plan until the amount credited to the participant’s deferred compensation account is paid to him or her.
The amount credited to the deferred compensation account is not funded or otherwise set aside or secure from our creditors. As a result, the participant is subject to the risk that deferred compensation may not be paid in the event of the Company’s insolvency or the Company is otherwise unable to satisfy the obligation. The plan permits (but does not require) the Company to establish a grantor trust for the purpose of funding the plan. If such a trust were created, the corpus of the trust would, under current federal income tax regulations, have to be available to our creditors in the event of insolvency or bankruptcy in order to prevent adverse income tax consequences to the participant.

The following table provides information on contributions, earnings, withdrawals and distributions with respect to the nonqualified deferred compensation plan for each of the Named Executive Officers.

	Executive	Company	Aggregate		Aggregate	Aggregate
	contributions in	contributions in	earnings		withdrawals/	balance
	last FY	last FY	in last FY		distributions	at last FYE
Name	($)	($)	($)		($)	($)

Merrill W. Sherman	—	—	42,320	(a)	—	824,909	(b)
Linda H. Simmons	—	—	—		—	—
Mark J. Meiklejohn	—	—	—		—	—
Robert H. Wischnowsky	—	—	—		—	—
Daniel W. West	—	—	—		—	—

(a)	Includes $9,802 which is reported as compensation in the Summary Compensation Table.

(b)	Includes $376,592 of compensation which has been reported in the Company’s Summary Compensation Table in previous years.
Potential Payments Upon Termination or Change-in-Control
The tables below reflect the amount of compensation to each of the Named Executive Officers in the event of termination of such executive’s employment upon voluntary termination, involuntary not for cause termination, for cause termination, termination following a Change in Control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of December 31, 2010, calculated in accordance with employment agreements with Mmes. Sherman and Simmons and Messrs. Meiklejohn, Wischnowsky and West. The amounts shown include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination, which in some cases are duplicative of amounts reflected in the Summary Compensation Table. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Payment of any severance to the Named Executive Officers will be delayed by six-months to the extent necessary to comply with Section 409A of the Internal Revenue Code, and the Named Executive Officer is entitled to interest on the delayed payment at the Bank’s six-month certificate of deposit rate until payment. Furthermore, while SERP benefits fully vest on a Change in Control, payments do not commence until the executive is 65.
Severance Benefits absent a Change in Control
In the event the Company terminates Ms. Sherman’s employment without cause or Ms. Sherman terminates her employment for “Good Reason,” she is entitled to the following:
•	a lump sum severance payment equal to 2.99 times the sum of her annual base salary as in effect at the time of termination and an amount equal to the average cash incentive bonus earned by her in the prior two fiscal years;
•	continued medical, dental and life insurance coverage for 36 months;
•	continued use of the automobile provided to her under her agreement (with an option to purchase); and
•	any options which are exercisable on the date of termination shall not terminate until the earlier of the scheduled expiration date for such options or three years after the date of termination of her employment.
“Good Reason” is defined in Ms. Sherman’s agreement as:
•	a significant reduction in the nature or scope of her duties, responsibilities, authority and powers;
•	any requirement that she perform her duties at a location more than 50 miles from where she currently performs her duties; or
•	failure of the Company either to renew the agreement or enter into a new agreement on terms not less favorable than those existing immediately prior to such nonrenewal (other than a reduction of fringe benefits required by law or applicable to all employees generally).

If the Company terminates the employment of Ms. Simmons or Mr. Meiklejohn without cause or if the executive terminates his or her employment for “Good Reason,” he or she would be entitled to continuance of their base salary and all medical, dental and life insurance coverage for a 12 month period. Mr. Wischnowsky would be entitled to continuance of his base salary and all medical, dental and life insurance coverage for a nine month period under the same circumstances. Each of these executives is also entitled to outplacement services for 6 months. “Good Reason” is defined in the agreements of these executives as the Company’s failure to renew the agreement on any anniversary date or enter into a new employment agreement on substantially similar terms.
Upon termination, Mr. West is entitled to receive any accrued but unpaid salary, the value of any accrued but unused vacation and the amount of expenses to which he would be entitled to reimbursement under his employment agreement.
Severance Benefits in connection with a Change in Control
In the event of a “Terminating Event” within one year of a “Change in Control,” Ms. Sherman is entitled to:
•	an amount equal to any base salary and incentive bonus earned on account of services performed prior to the Terminating Event which have not been previously paid;
•	her pro-rated incentive bonus to the date of the Terminating Event under the EAIP, or any successor plan, based on the “Target Bonus” for the year in which the Termination Event occurs;
•	a severance benefit equal to 2.99 times the sum of her base salary and her targeted incentive cash bonus for the year of the Change in Control, payable in a lump sum;
•	continued medical, dental and life insurance coverage for 36 months;
•	continued use of the automobile provided to her under her agreement (with an option to purchase) for three years;
•	an office and exclusive use of an executive assistant for 12 months; and
•	all options held by her vest and remain exercisable until the earlier of the scheduled expiration date for such options or three years after termination of her employment.
In the case of Ms. Sherman, a “Terminating Event” means either termination of her employment for any reason other than for cause, death or disability following a Takeover Transaction or a Change in Control resulting from a change in a majority of the Board of Directors, in either case, prior to the first anniversary of the Takeover Transaction or Change in Control.
The agreements with Ms. Simmons and Messrs. Meiklejohn and Wischnowsky provide that in the event of a “Terminating Event” within one year of a Change in Control, the executive is entitled to receive:
•	an amount equal to any base salary and incentive bonus earned on account of services performed prior to the Terminating Event which have not been previously paid;
•	the executive’s pro-rated incentive bonus to the date of the Terminating Event under the EAIP, or any successor plan, based on the “Target Bonus” for the year in which the Terminating Event occurs;
•	a severance benefit equal to two times the sum of the executive’s base salary and targeted incentive cash bonus for the year of the Change in Control, payable in a lump sum;

•	medical, dental and life insurance coverage for the 24 months commencing on the date of the Terminating Event; and
•	outplacement assistance for a period of twelve months.
In the case of Ms. Simmons and Messrs. Meiklejohn and Wischnowsky, a “Terminating Event” means either:
•	termination of employment for any reason other than death, disability or for cause; or
•	resignation following:
•	a significant reduction in the nature or scope of the executive’s duties, responsibilities, authority and powers from those exercised prior to the Change in Control;
•	a greater than 10% reduction in the executive’s annual base salary or fringe benefits (other than across-the-board salary reductions or changes in fringe benefit plans);
•	a requirement that the executive perform duties at a location more than 50 miles from the location where such duties were performed prior to the Change in Control; or
•	failure of any successor of the Company to continue the executive’s employment on substantially similar employment terms.
For purposes of all of the agreements, a “Change in Control” would be deemed to have occurred if:
•	the Company effectuates a Takeover Transaction; or
•	the Company commences substantive negotiations with a third party with respect to a Takeover Transaction, and within 12 months thereafter the Company enters into a definitive agreement with respect to a Takeover Transaction with such party; or
•	any election of directors of the Company occurs (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or
•	the Company effectuates a complete liquidation of Bancorp or the Bank.
A “Takeover Transaction” for this purpose generally means:
•	a reorganization, merger, acquisition or consolidation of Bancorp or the Bank with, or an acquisition of Bancorp or the Bank, or all or substantially all of Bancorp’s or the Bank’s assets by another corporation where our existing shareholders do not have a majority of the voting power of the resulting corporation;
•	the issuance of additional shares if our existing shareholders do not, following such issuance, beneficially own more than 50% of the voting power of Bancorp or the Bank; or
•	any person or entity or group of persons or entities (other than an affiliate of the Company) becomes the beneficial owner of securities representing more than 30% of the voting power of all outstanding shares of voting securities of Bancorp.
Mr. West is not entitled to receive any additional severance benefits in the event of his termination in connection with a change in control.

The following table shows the potential payments upon termination of Merrill W. Sherman’s employment as of December 31, 2010 under various circumstances.

				Involuntary
	Voluntary	Involuntary		or Good
	Termination	Not For		Reason
	or	Cause	For Cause	Termination
	Retirement	Termination	Termination	(Change-in-Control)		Disability	Death
Payments Upon Separation*	($)	($)	($)	($)		($)	($)

Compensation:
Severance	0	2,015,242	0	2,185,919		0	0
Equity Award Acceleration(a)	0	0	0	301,436		11,847	11,847
Incentive Bonus	0	0	0	256,352	(f)	0

Benefits & Perquisites:
SERP (b)	3,765,563	3,765,563	0	4,420,079		3,765,563	882,330
Health & Welfare Benefits (c)	0	26,010	0	26,010		0	0
Disability Income (d)	0	0	0	0		419,551	0
Life Insurance Benefits	0	0	0	0		0	4,054,180	(g)
Office & Executive Assistant	0	0	0	125,000		0	0
Auto Allowance	0	0	0	47,390		0	0
Tax Gross-up (e)	0	0	0	0		0	0

*	Excludes compensation deferred by Ms. Sherman under the Company’s nonqualified deferred compensation plan (which amounts have previously been reported as salary, bonus or other incentive compensation in the Summary Compensation Table) plus earnings on such deferred amounts and is set forth in table under “Nonqualified Deferred Compensation Plans” on page 38.

(a)	Represents the value that would be realized upon the vesting of restricted stock, performance shares and exercise of options upon a Change in Control or in the event of death or disability. The value is based on the market value of our common stock on December 31, 2010 ($29.09) in the case of restricted stock and performance shares and on the difference between the option exercise price and the market value on December 31, 2010 in the case of options.

(b)	Reflects the estimated lump-sum present value of future benefits or the death benefit payable under the SERP, based upon a discount rate of 5.75%. Ms. Sherman would not be entitled to receive any payments under the SERP until age 65 or death.

(c)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Ms. Sherman under the Company’s health and welfare plans.

(d)	Includes $234,504 which represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to Ms. Sherman to age 65 under a separate disability income policy plus $185,047 which represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to age 65 under a disability insurance policy available to all employees.

(e)	Although Ms. Sherman is entitled under her employment agreement to reimbursement for taxes arising as a result of the so-called “parachute” tax imposed by Section 280G of the Internal Revenue Code as a result of change-in-control benefits, no “gross-up payments” would be required based upon the payments due her and value of our common stock at December 31, 2010.

(f)	Represents payment of amount of target cash incentive award which would have been paid in lieu of the amount reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As shown in the Summary Compensation Table, the amount of the incentive award actually earned during 2010 is higher than the target bonus shown in the above table.

(g)	Includes $712,088 which represents payment of 1 1/2 times salary upon death under life insurance available to all employees, and $3,342,092 payable under Split Dollar Agreement between Ms. Sherman and the Bank.

The following table shows the potential payments upon termination of Linda H. Simmons’ employment as of December 31, 2010 under various circumstances.

				Involuntary
	Voluntary	Involuntary		or Good
	Termination	Not For		Reason
	or	Cause	For Cause	Termination
	Retirement	Termination	Termination	(Change-in-Control)		Disability	Death
Payments Upon Separation	($)	($)	($)	($)		($)	($)

Compensation:
Severance	0	283,660	0	822,614		0	0
Equity Award Acceleration (a)	0	0	0	457,691		5,062	5,062
Incentive Bonus	0	0	0	127,647	(f)	0

Benefits & Perquisites:
SERP (b)	212,009	212,009	0	1,612,966		212,009	0
Health & Welfare Benefits (c)	0	12,496	0	37,338		0	0
Disability Income (d)	0	0	0	0		879,374	0
Life Insurance Benefits	0	0	0	0		0	1,042,729	(g)
Outplacement Services	0	7,600	0	12,000		0	0
Tax Gross-up (e)	0	0	0	932,395		0	0

(a)	Represents the value that would be realized upon the vesting of restricted stock, performance shares and exercise of options upon a Change in Control or in the event of death or disability. The value is based on the market value of our common stock on December 31, 2010 ($29.09) in the case of restricted stock and performance shares and on the difference between the option exercise price and the market value on December 31, 2010 in the case of options.

(b)	Reflects the estimated lump-sum present value of future benefits payable under the SERP, based upon a discount rate of 5.75%. Ms. Simmons would not be entitled to receive any payments under the SERP until age 65.

(c)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Ms. Simmons under the Company’s health and welfare plans.

(d)	Includes $52,260 which represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to Ms. Simmons to age 65 under a separate disability income policy plus $827,114 which represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to age 65 under a disability insurance policy available to all employees.

(e)	Represents amounts that would be payable to reimburse Ms. Simmons for taxes arising as a result of the so-called “parachute” tax imposed by Section 280G of the Internal Revenue Code as a result of change-in-control benefits. Ms. Simmons would not retain any portion of such tax gross-up payment.

(f)	Represents payment of amount of target cash incentive award which would have been paid in lieu of the amount reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As shown in the Summary Compensation Table, the amount of the incentive award actually earned during 2010 is higher than the target bonus shown in the above table.

(g)	Includes $425,490 which represents payment of 1 1/2 times salary upon death under life insurance available to all employees, and $617,239 payable under Split Dollar Agreement between Ms. Simmons and the Bank.

The following table shows the potential payments upon termination of Mark J. Meiklejohn’s employment as of December 31, 2010 under various circumstances.

				Involuntary
	Voluntary	Involuntary		for Good
	Termination	Not For		Reason
	or	Cause	For Cause	Termination
	Retirement	Termination	Termination	(Change-in-Control)		Disability	Death
Payments Upon Separation	($)	($)	($)	($)		($)	($)

Compensation:
Severance	0	250,000	0	725,000		0	0
Equity Award Acceleration (a)	0	0	0	398,466		4,362	4,362
Incentive Bonus	0	0	0	112,500	(f)	0

Benefits & Perquisites:
SERP (b)	0	0	0	358,584		0	0
Health & Welfare Benefits (c)	0	630	0	1,260		0	0
Disability Income (d)	0	0	0	0		954,650	0
Life Insurance Benefits	0	0	0	0		0	446,020	(g)
Outplacement Services	0	7,600	0	12,000		0	0
§280G tax cutback(e)	0	0	0	(519,285)		0	0

(a)	Represents the value that would be realized upon the vesting of restricted stock, performance shares and exercise of options upon a Change in Control or in the event of death or disability. The value is based on the market value of our common stock on December 31, 2010 ($29.09) in the case of restricted stock and performance shares and on the difference between the option exercise price and the market value on December 31, 2010 in the case of options.

(b)	Reflects the estimated lump-sum present value of future benefits payable under the SERP, based upon a discount rate of 5.75%. Mr. Meiklejohn would not be entitled to receive any payments under the SERP until age 65.

(c)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Meiklejohn under the Company’s health and welfare plans.

(d)	Represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to age 65 under a disability insurance policy available to all employees.

(e)	The parachute amounts associated with the payments and benefits to each executive in the Change in Control column are subject to a 20% excise tax to the extent they exceed three times the executive’s average taxable income for the five years ended December 31, 2010 (referred to in this Proxy Statement as the Section 280G Cap). Mr. Meiklejohn’s employment agreement provides that his total parachute payments will be reduced to his Section 280G Cap. Assuming a change in control had occurred at December 31, 2010, Mr. Meiklejohn’s parachute payments would have been reduced to his Section 280G Cap.

(f)	Represents payment of amount of target cash incentive award which would have been paid in lieu of the amount reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As shown in the Summary Compensation Table, the amount of the incentive award actually earned during 2010 is higher than the target bonus shown in the above table.

(g)	Includes $375,000 which represents payment of 1 1/2 times salary upon death under life insurance available to all employees, and $71,020 payable under Split Dollar Agreement between Mr. Meiklejohn and the Bank.

The following table shows the potential payments upon termination of Robert H. Wischnowsky’s employment as of December 31, 2010 under various circumstances.

				Involuntary
	Voluntary	Involuntary		for Good
	Termination	Not For		Reason
	or	Cause	For Cause	Termination
	Retirement	Termination	Termination	(Change-in-Control)		Disability	Death
Payments Upon Separation	($)	($)	($)	($)		($)	($)

Compensation:
Severance	0	180,000	0	696,000		0	0
Equity Award Acceleration (a)	0	0	0	439,861		4,362	4,362
Incentive Bonus	0	0	0	108,000	(f)	0

Benefits & Perquisites:
SERP (b)	0	0	0	147,456		0	22,176
Health & Welfare Benefits (c)	0	9,333	0	37,235		0	0
Disability Income (d)	0	0	0	0		695,453	0
Life Insurance Benefits	0	0	0	0		0	360,000	(g)
Outplacement Services	0	7,600	0	12,000		0	0
§280G tax cutback(e)	0	0	00	(487,697)		0	0

(a)	Represents the value that would be realized upon the vesting of restricted stock, performance shares and exercise of options upon a Change in Control or in the event of death or disability. The value is based on the market value of our common stock on December 31, 2010 ($29.09) in the case of restricted stock and performance shares and on the difference between the option exercise price and the market value on December 31, 2010 in the case of options.

(b)	Reflects the estimated lump-sum present value of future benefits payable under the SERP, based upon a discount rate of 5.75%. Mr. Wischnowsky would not be entitled to receive any payments under the SERP until age 65.

(c)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Wischnowsky under the Company’s health and welfare plans.

(d)	Represents the estimated lump-sum present value of future benefits assuming a 5.75% interest rate payable to age 65 under a disability insurance policy available to all employees.

(e)	The parachute amounts associated with the payments and benefits to each executive in the Change in Control column are subject to a 20% excise tax to the extent they exceed his Section 280G Cap. Mr. Wischnowsky’s employment agreement provides that his total parachute payments will be reduced to his Section 280G Cap. Assuming a change in control had occurred at December 31, 2010, Mr. Wischnowsky’s parachute payments would have been reduced to his Section 280G Cap.

(f)	Represents payment of amount of target cash incentive award which would have been paid in lieu of the amount reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As shown in the Summary Compensation Table, the amount of the incentive award actually earned during 2010 is higher than the target bonus shown in the above table.

(g)	Includes $360,000 which represents payment of 1 1/2 times salary upon death under life insurance available to all employees.
In addition to the amounts indicated above, upon termination for any reason, each executive officer would be entitled to receive the vested balance in their respective 401(k) Plan accounts on the same basis as all other employees of the Company.

RELATED PARTY TRANSACTIONS
In accordance with its Charter, our Governance and Nominating Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions, except for those governed by Regulation O promulgated under the Federal Reserve Act which are reviewed and approved by the full Board of Directors (without the interested director present) in accordance with Regulation O. In reviewing and evaluating potential conflicts of interest and related party transactions, the Governance and Nominating Committee uses applicable NASDAQ listing standards and SEC rules as a guide.
The Company has extended loans to certain of its officers, directors and principal shareholders, including their immediate families and affiliated companies (“related parties”). Loans outstanding to related parties aggregated $8.6 million at December 31, 2010. Loans to related parties are made in the ordinary course of business under normal credit terms, including interest rates and collateral, prevailing at the time of origination for comparable transactions with persons not related to the Company, and did not represent more than a normal risk of collectibility or other unfavorable features.
PROPOSAL NO. 2
APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN
At the Meeting, shareholders will be asked to approve a proposal to adopt the Amended and Restated Non-Employee Directors Stock Plan (the “Amended Directors Plan”) in the form included with this Proxy Statement as Appendix A. The Amended Directors Plan was adopted by the Board of Directors, subject to shareholder approval, on February 22, 2011. Under the Amended Directors Plan, Bancorp may grant to directors who are not employees, options or restricted stock units for up to 50,000 shares of Bancorp common stock. As of December 31, 2010, 19,500 shares remained eligible for issuance and 46,500 shares were subject to outstanding awards under the Directors Plan. The principal changes reflected in the Amended Directors Plan from the current Directors Plan are the following:
•	Type of Awards. The Directors Plan currently provides for automatic grants of stock options to Bancorp’s non-employee directors in connection with a director’s initial election to the Board and at each annual shareholder meeting. The Amended Directors Plan provides for automatic stock option awards in connection with a director’s election and at each annual meeting but gives the Board of Directors the right to elect to provide that all or a portion of the award may be in the form of restricted stock units in lieu of stock options.
•	Value of Awards. The Directors Plan currently provides that each non-employee director shall receive an option to purchase 1,000 shares of common stock as of the date of initial election to the Board of Directors, and at each annual meeting thereafter, each non-employee director (other than directors who are first elected at or within six months of the annual meeting) shall receive an option to purchase 500 shares of common stock. The Amended Directors Plan provides that at each annual meeting, Bancorp shall grant to each non-employee director an equity award with a value of $7,000 (“Annual Equity Retainer”). Such award shall be in the form of a stock option (with the value determined using the Black-Scholes option pricing model) (the “Annual Equity Retainer”), or, at the Board’s election, the number of restricted stock units or a combination of options and restricted stock units equal to the Annual Equity Retainer. If a non-employee director is elected to the Board of Directors effective on a date other than an annual meeting, on the date of such election, the non-employee director shall receive a pro rata award as described below under “Equity Awards.”
•	Vesting. The Directors Plan currently provides that the stock options vest six months after the grant date. The Amended Directors Plan provides that annual awards vest on the earlier of 12 months after the grant date or at the next annual meeting.

•	Payment of Exercise. The Directors Plan currently provides that payment of the option price shall be made in the form of cash, shares of common stock (to the extent permitted by law), or both. The Amended Directors Plan provides that in addition to the methods of payment currently permitted, the payment of the option price can also be in the form of a cashless exercise as described below under “Equity Awards.”
•	Addition of Share-Counting Provision. The Amended Directors Plan provides that shares of common stock issued in respect of any restricted stock unit award will count against the plan’s aggregate share limit as three (3) shares for every one (1) share actually issued in connection with the award while shares issued in respect of any options granted will count against this limit on a one-for-one basis. If an award lapses, expires or is otherwise terminated without the issuance of shares, the underlying shares will be available for future award grants, provided that any one (1) share subject to a restricted stock unit award that is forfeited or terminated shall be credited as three (3) shares when determining the number of shares that will again become available for issuance under the Amended Directors Plan.
•	Addition of Corporate Transaction Adjustment Provision. The Amended Directors Plan provides that if Bancorp dissolves or undergoes certain corporate transactions as described below under “Adjustments; Corporate Transactions”, all awards then outstanding under the Amended Directors Plan will terminate or be terminated in such circumstances, unless the plan administrator provides for the cash settlement of, or the assumption, substitution or other continuation of the award.
•	No Repricing. The Amended Directors Plan expressly provides that shareholder approval is required for any adjustment made to a stock option granted under the Amended Directors Plan (whether by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise price of the option.
The Board of Directors of Directors recommends a vote “FOR” approval of the Amended Directors Plan.
The following is a summary of the principal features of the Amended Directors Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Directors Plan. It is qualified in its entirety by reference to the full text of the Amended Directors Plan included with this Proxy Statement as Appendix A.
Purpose. The Amended Directors Plan provides for the grant of equity-based awards to non-employee directors. The purpose of the Amended Directors Plan is to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board of Directors and to secure for Company the benefits of the incentives inherent in increased ownership of Bancorp’s common stock by such individuals by granting such individuals awards to purchase or acquire shares of Bancorp’s common stock.
Eligibility. Only directors who are not employees of the Company may participate in the Amended Directors Plan.
Shares Available for Issuance. If shareholders approve this proposal, a cumulative total of 50,000 shares of Bancorp common stock may be delivered pursuant to awards granted under the Amended Directors Plan. If shareholders approve this proposal, commencing with the Meeting, shares issued in respect of any restricted stock unit granted under the Amended Directors Plan will be counted against the share limit described in the preceding paragraph as three shares for every one share actually issued in connection with the award. For example, if a director received a restricted stock unit award covering 500 shares of common stock under the Amended Directors Plan, 1,500 shares would be charged against the share limit with respect to that award. In addition, if an award lapses, expires or is otherwise terminated without the issuance of shares, the underlying shares will be available for future award grants, provided that any one share subject to a restricted stock unit award that is forfeited or terminated shall be credited as three shares when determining the number of shares that will again become available for issuance under the Amended Directors Plan.
Equity Awards. The Amended Directors Plan currently provides for an automatic grant to a non-employee director of options to purchase 1,000 shares of Bancorp common stock effective as of the date of the annual meeting at which such director is initially elected, or if not elected at an annual meeting, as of the date of such election and thereafter, at each annual meeting, for an automatic grant of options to purchase 500 shares of Bancorp common stock to each non-employee director (other than a director who is first elected at such annual meeting for that year or within six months prior to such annual meeting).

If the shareholders approve this proposal, instead of granting an initial grant of an option to purchase 1,000 shares with subsequent annual grants of options to purchase 500 shares, commencing with the Meeting, at each annual meeting, each director shall receive an equity award with a value equal to $7,000 (the “Annual Equity Retainer”). Such award shall be in the form of stock options (valued using the Black-Scholes option pricing model), unless the Board elects to issue all or a portion of the Annual Equity Retainer in restricted stock units in lieu of options. Each restricted stock unit will be valued at the market value of the common stock on the grant date and will represent the right to receive one share of common stock. If a non-employee director is elected to the Board of Directors effective on a date other than an annual meeting, the director shall receive a pro rata award (either an option or restricted stock unit) with a value based on the number of days remaining until the next annual meeting. For example, if a non-employee director were elected to the Board of Directors effective November 20, 2011 and the next annual meeting is scheduled for May 16, 2012, on the date of election, the non-employee director would be entitled to receive an award with a value equal to $3,414 ($7,000 X (178/365)).
The Directors Plan currently provides that payment of the option price shall be made in the form of cash, shares of common stock (to the extent permitted by law), or both. The proposed amendment provides that in addition to the methods of payment currently permitted, the payment of the option price can also be in the form of a cashless exercise by delivering a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares of common stock being acquired upon the exercise of said option.
The exercise price of each stock option is the market value of the common shares on the date of the award. The Directors Plan currently provides that the stock options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control. If the shareholders approve this proposal, the annual grants will vest on the earlier of 12 months after the grant date or at the next annual meeting, unless automatically accelerated in the event of death, disability or a change in control. Options have a 10-year term.
No Repricing. Unless shareholder approval is obtained, in no case (except due to an adjustment to reflect a stock split or similar event) will any adjustment be made to a stock option under the Amended Directors Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per-share exercise price of the option.
Termination of Service. A non-employee director’s unvested options and restricted stock units granted under the Amended Directors Plan will generally expire and terminate on the date the director ceases to be a member of the Board of Directors. In general, if a non-employee director ceases to be a member of the Board of Directors, the director’s vested options will be exercisable by the director for a period of 24 months. If a non-employee director’s service on the Board of Directors terminates by reason of the director’s death or disability, all unvested options shall immediately become exercisable, any unvested restricted stock units shall immediately vest and the director (or in the case of the director’s death) the director’s beneficiary may exercise all options for a period of 24 months after the director’s death or disability or until the earlier expiration of the option.
Adjustments; Corporate Transactions. If the shareholders approve this proposal, upon the occurrence of any of the following (each a “Corporate Transaction”): merger, combination, consolidation, or other reorganization; exchange of common stock or other securities of Bancorp; a sale of all or substantially all the business, stock or assets of the Bancorp; a dissolution of Bancorp; or any other event in which Bancorp does not survive (or does not survive as a public company in respect of its common stock); the plan administrator may provide for a cash payment in settlement of, or for the assumption, substitution or other continuation of the award. If the plan administrator does not make provision for the substitution, assumption as exchange or other continuation of the award, or such award would otherwise continue in accordance with its terms in the circumstances the awards shall terminate; provided that the holders of outstanding option awards will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested options in accordance with their terms before the termination of such options.

Administration. The Amended Directors Plan is administered by a person(s) selected by the Board of Directors to serve as Administrator. The Administrator has authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the Amended Directors Plan.
Amendment and Termination. If the shareholders approve this proposal, shareholder approval will be required for amendments to the Amended Directors Plan that (i) require shareholder approval to comply with applicable law or (ii) increase the aggregate number of shares that may be issued under the Amended Directors Plan. In addition, the consent of non-employee directors participating in the Amended Directors Plan must be obtained in connection with amendments that would adversely affect such non-employee directors’ rights with respect to awards that have been previously granted. Finally, no shareholder approval will be required for any future amendments that provide, on a prospective basis, that grants under the Amended Directors Plan shall consist of awards of stock options only, restricted stock units only, or a combination of stock options and restricted stock units.
Federal Income Tax Consequences. The U.S. federal income tax consequences of the Amended Directors Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Directors Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect the issuance and exercise stock options under the Amended Directors Plan, the grant of a stock option has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a tax deduction. When the director exercises the option, the director will recognize ordinary income and the Company will receive a tax deduction, in each case measured by the difference between the exercise price and the fair market value of the shares on the date of exercise. When the director sells shares obtained from exercising a stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).
With respect to the issuance of restricted stock units under the Amended Directors Plan, the grant of a restricted stock unit has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a deduction. When shares are issued to the director upon vesting of the restricted stock units, the director will generally recognize ordinary income and the Company will generally have a corresponding tax deduction, in each case measured by the value of the shares issued to the director. When the director sells shares obtained from sale of shares issued upon vesting of a restricted stock unit, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).
New Plan Benefits. No awards will be granted under the Amended Directors Plan prior to its approval by the shareholders. If approved by the shareholders, annual awards under the Amended Directors Plan will be made on the date of the meeting to all non-employee directors equal to options to purchase or restricted stock units with a grant date value equal to $7,000. As the number of options or restricted stock to be granted will be based on a value of Bancorp common stock as of a future date, we are not yet able to determine the number of shares subject to such awards which will be made under Amended Directors Plan. During 2010, options to purchase an aggregate of 6,000 shares of Bancorp common stock were granted under the Directors Plan to all directors of Bancorp as a group at an exercise price of $28.85 per share.
PROPOSAL NO. 3
APPROVAL OF THE 2011 OMNIBUS EQUITY INCENTIVE PLAN
At the Meeting, shareholders will be asked to approve that certain 2011 Omnibus Equity Incentive Plan (the “Omnibus Plan”) in the form included with this Proxy Statement as Appendix B. The Omnibus Plan was adopted by the Board of Directors, subject to shareholder approval, on February 22, 2011. Under the Omnibus Plan, Bancorp may grant to directors, officers and other employees, and consultants of the Company, awards for up to 320,000 shares of Bancorp common stock as further described below. The Omnibus Plan would replace the Amended and Restated 2002 Equity Incentive Plan (the “2002 Equity Plan”). As of April 1, 2011, 215,087 shares were subject to options or other awards currently outstanding under the 2002 Equity Plan and the 1996 Stock Option Plan (collectively, the “Prior Plans”) and 124,363 shares remain available for awards under the Prior Plans.

Generally, the Omnibus Plan contains the same features as the 2002 Equity Plan in terms of the types of awards that can be granted; however, the Omnibus Plan is updated to incorporate current best practices as well as other developments since the 2002 Equity Plan was last amended. The principal changes from the 2002 Equity Plan are the following:
•	Shares Subject to the Plan. The 2002 Equity Plan provided that the aggregate number of shares which may be issued under 2002 Equity Plan was 200,000 shares, subject to automatic incremental increases (each year for nine years commencing in 2003) equal to the least of (i) 2% of the total issued and outstanding common stock on such date; (ii) 75,000 shares of common stock; and (iii) such lesser number of shares as determined by the Board of Directors. The Omnibus Plan provides that the aggregate number of shares which may be issued under Omnibus Plan is 320,000 shares, increased by the number of shares of stock covered by awards granted under the Prior Plans that are forfeited or expire or that otherwise terminate without delivery of any stock on or after the date the Omnibus Plan is approved by the shareholders. The Omnibus Plan does not permit annual automatic increases in the number of shares authorized for issuance.
•	Share Counting Provision. The Omnibus Plan provides that shares of common stock that are subject to an option award shall be counted against the share limit as one share for every one share subject to an option award. With respect to stock appreciation rights (“SARs”), the number of shares subject to a SAR award will be counted against the aggregate number of shares available for issuance under the Omnibus Plan regardless of the number of shares actually issued to settle the SAR upon exercise, provided, however, that SARs granted independently from an option and that may be settled in cash only shall not be so counted. Any shares that are subject to awards other than options or SARs shall be counted against the share limit as three shares for every one share granted. In addition, the number of shares available for issuance under the Omnibus Plan shall not be increased by: (i) shares tendered or withheld or shares surrendered in payment of the exercise price upon exercise of an option, or (ii) any shares deducted or delivered from an award payment in connection with the Company’s tax withholding obligations described below under “Tax Withholding”.
•	No Repricing. The Omnibus Plan expressly provides that no amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of Bancorp shareholder.
•	Automatic Option Exercise. The Omnibus Plan provides for the automatic exercise of outstanding options held by a current Company employee, on date immediately before they expire. In the event options are automatically exercised, Bancorp shall deduct from the shares deliverable to the employee upon such exercise the number of shares necessary to satisfy payment of the exercise price and all withholding obligations.
The Board of Directors recommends a vote “FOR” the approval of the adoption of the Omnibus Plan.
The following is a summary of the principal features of the Omnibus Plan. This summary does not purport to be a complete description of all of the provisions of the Omnibus Plan. It is qualified in its entirety by reference to the full text of the Omnibus Plan included with this Proxy Statement as Appendix B.
Purpose. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. The Omnibus Plan is designed to assist the Company in recruiting, motivating and retaining talented people who help the Company achieve its business goals, including creating long-term value for our shareholders. The Omnibus Plan is also designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so as to preserve Bancorp’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Omnibus Plan.

Authorized Shares. The total number of shares available for awards under the Omnibus Plan shall not exceed 320,000, increased by the number of shares of stock covered by awards granted under the Prior Plans that are not purchased or are forfeited or expire or that otherwise terminate without delivery of any stock on or after the date the Omnibus Plan is approved by the shareholders. In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the Board of Directors commits to our shareholders that over the next three fiscal years (commencing on January 1, 2011) it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate greater than 2.05% of the number of shares of our common stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, any “full-value” awards will count as equivalent to three shares.
Shares covered by an award shall be counted as used as of the effective date of the grant. Any shares of common stock that are subject to an option award shall be counted against the share limit on a one-for-one basis. With respect to SARs, the number of shares subject to a SAR award will be counted against the aggregate number of shares available for issuance under the Omnibus Plan regardless of the number of shares actually issued to settle the SAR upon exercise, provided, however, that SARs granted independently from an option and that may be settled in cash only shall not be so counted. Any shares that are subject to awards other than options or SARs shall be counted against the share limit on a three-for-one basis (i.e., three (3) shares for every one (1) share granted).
If any shares covered by an award granted under the Omnibus Plan lapses, expires or is otherwise terminated without the issuance of shares, the underlying shares will be available for future award grants in the same amount as such shares were counted against the share limit as set forth in the preceding paragraph. If awards granted under the Prior Plans lapse, expire or otherwise terminate without the issuance of shares, the underlying shares will be available for future award grants in the same amount as such shares were counted against the share limit set forth in the applicable Prior Plan. In addition, the Omnibus Plan provides that the number of shares of common stock available for issuance shall not be increased by (i) any shares tendered or withheld or award surrendered in payment of the exercise price upon exercise of an option, or (ii) any shares deducted or delivered from an award payment in connection with Bancorp’s tax withholding obligations.
Administration. The Omnibus Plan will be administered by the Compensation Committee or other committee of the Board of Directors duly appointed to administer the Omnibus Plan or, in the absence of such committee, by the Board of Directors. (For purposes of this section, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the Omnibus Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Omnibus Plan provides, subject to certain limitations, for indemnification by Bancorp of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Omnibus Plan. The Committee will interpret the Omnibus Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Omnibus Plan or any award.
Eligibility. Awards under the Omnibus Plan other than incentive stock options may be granted to employees, consultants and directors of Bancorp or any parent or subsidiary corporation of Bancorp. Incentive stock options may be granted only to employees who, as of the time of the grant, are employees of the Company. The Omnibus Plan’s eligibility criteria are intended to encompass a group which is currently estimated at approximately 50 individuals, which includes five executive officers. The Committee bases its selection of award recipients, and its determination of the number of shares or units to be covered by each award on the nature of the participant’s duties and present and potential contributions to the Company’s success and other factors it deems relevant. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants.

Forfeiture of Awards. Bancorp retains the right in an award agreement to cause a forfeiture of the gain realized by an individual who violates or breaches any employment agreement, non-competition agreement, confidentiality obligations or any agreement prohibiting solicitation of employees or customers of the Company or any affiliates. In addition, Bancorp may annul an award if the individual is an employee of Bancorp or an affiliate of Bancorp and is terminated for “cause” as defined in the award agreement or the Omnibus Plan. Furthermore, if Bancorp, as a result of a participant’s misconduct, is required to prepare an accounting restatement due to the material noncompliance of Bancorp with any financial reporting requirement under the securities laws, the Committee may require that the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any individual who knowingly engaged in misconduct or was grossly negligent in failing to prevent the misconduct, reimburse Bancorp for the amount of any payment in settlement of an award earned or accrued during the 12 month period following the first public issuance or filing with the SEC of the financial document.
Awards. The Committee has previously granted stock options, restricted stock and performance shares, and anticipates continuing to award these types of awards. However, the Board of Directors believes that the Company needs to provide the flexibility to grant other types of equity compensation awards in order to compete successfully for talented employees and in light of potential accounting, legal and other changes. Awards under the Omnibus Plan may be granted in the form of:
•	stock options;
•	stock appreciation rights;
•	restricted stock awards;
•	unrestricted stock awards;
•	performance awards; or
•	other equity-based awards.
Shares reserved for issuance, but never issued, such as shares covered by expired or terminated options, may be available for subsequent awards as described above.
Stock Options. Each option granted under the Omnibus Plan must be evidenced by a written agreement between Bancorp and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Omnibus Plan. The exercise price of each option will be established in the discretion of the Committee, provided, however, that the exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of the grant. Furthermore, any incentive stock option granted to a person, who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Bancorp or any parent or subsidiary corporation of Bancorp (a “Ten Percent Owner”) must have an exercise price equal to at least 110% of the fair market value of the common stock on the date of the grant. Notwithstanding the foregoing, the exercise price of options that are granted upon the assumption of (or in substitution for) outstanding awards previously granted by an entity acquired by Bancorp (or with which Bancorp combines) may be less than 100% of the fair market value on the grant date, provided, that the exercise price is determined in accordance with the principles of Section 424 of the Code. In no case shall the exercise price of an option be less than the par value of a share of Bancorp common stock. Subject to appropriate adjustment in the event of any change in the capital structure of Bancorp, no employee may be granted options for more than 75,000 shares in any fiscal year. If on the date incentive stock options are granted, the fair market value of the shares underlying the awards is greater than $100,000, the portion of such options which exceeds $100,000 shall be treated as nonstatutory stock options.
The Omnibus Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of common stock owned by the participant having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or reacquired by Bancorp, through the participant’s surrender of a portion of the option shares to Bancorp.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Omnibus Plan is 10 years, provided that an incentive stock option granted to a Ten Percent Owner must have a term not exceeding five years. The Committee will specify in each written option agreement, in its sole discretion, the period of post-termination exercise applicable to each option.

Outstanding options held by current employees of the Company will automatically be exercised on the date immediately before they expire, provided the fair market value of the shares underlying the option is greater than the exercise price of such option. In the event such options are automatically exercised, Bancorp shall deduct from the shares deliverable to the employee upon such exercise the number of shares necessary to satisfy payment of the exercise price and all withholding obligations.
Stock options cannot be transferred by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement. Following a transfer, any such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.
Stock Appreciation Rights. Each SAR granted under the Omnibus Plan must be evidenced by a written agreement between Bancorp and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Omnibus Plan.
A SAR gives a participant the right to receive the appreciation in the fair market value of Bancorp’s common stock between the date the award is granted and the date of its exercise. Bancorp may pay the appreciation either in cash or in shares of common stock. The Committee may grant SARs under the Omnibus Plan in tandem with a related stock option or as a freestanding award. A tandem SAR is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding SARs vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any SAR granted under the Omnibus Plan is 10 years. Subject to appropriate adjustment in the event of any change in the capital structure of Bancorp, no employee may be granted SARs for more than 75,000 shares in any fiscal year.
SARs are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.
Restricted Stock Awards. The Committee may grant restricted stock awards under the Omnibus Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.
Restricted Stock Units. The Committee may grant restricted stock units under the Omnibus Plan, which represent a right to receive shares of common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award. Instead, the consideration for the award is the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid by Bancorp. A holder of restricted stock units has no rights other than those of a general creditor of Bancorp. Restricted stock units represent an unfunded and unsecured obligation of Bancorp, subject to the terms and conditions of the applicable award agreement. Subject to appropriate adjustment in the event of any change in the capital structure of Bancorp, no employee may be granted restricted stock, restricted stock purchase rights or restricted stock units for more than 25,000 shares in any fiscal year.

Unrestricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an unrestricted stock award to any participant pursuant to which such participant may receive shares of Bancorp common stock free of any restrictions under the Omnibus Plan. Unrestricted stock awards may be granted in consideration for past services or other valid consideration, and may be provided in lieu of, or in addition to, any cash compensation due to such participant.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing designated as performance shares or performance units. A performance share has an initial value equal to the fair market value of the common stock as determined on the date the performance share is granted. A performance unit has an initial value equal to one hundred dollars ($100.00). Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, common stock or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of Bancorp, no employee may be granted performance shares that could result in the employee receiving more than 25,000 shares of common stock or performance units that could result in the employee receiving more than $1,000,000 with respect to such units in any fiscal year. A participant may receive only one performance award with respect to any performance period.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Bancorp and each parent and subsidiary corporation consolidated for financial reporting purposes, or such division or business unit of Bancorp as may be selected by the Committee. When an award is granted to a participant designated by the Committee as likely to be a “Covered Employees” within the meaning of Code Section 162(m), and the Committee believes the award should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of the following pre-established performance goals on one or more of the following such measures:
•	earnings or earnings per share;
•	return on equity;
•	return on assets;
•	revenues;
•	expenses or reduction in cost;
•	one or more operating ratios;
•	stock price;
•	shareholder return;
•	market share;
•	asset growth;
•	loan growth;
•	deposit growth and/or core deposit growth;
•	non-interest income;
•	charge-offs;
•	credit quality;
•	reductions in non-performing assets;
•	economic value added models or equivalent metrics;
•	productivity ratios;
•	customer satisfaction measures; and
•	accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions.
The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant who is awarded performance shares of dividend equivalents with respect to cash dividends paid on Bancorp common stock. Performance award payments may be made in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Omnibus Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Other Equity-Based Awards. The Committee may, in its discretion, grant to eligible employees other equity-based awards, as deemed by the Committee to be consistent with the purposes of the Omnibus Plan.
No Repricing. No amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Bancorp shareholders.
Parachute Payments. Except as otherwise provided in another agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code, any award held by a participant and any right to receive payment or other benefit under the Omnibus Plan shall not become exercisable or vested (i) to the extent such benefit, when taken together with all other benefits the participant may be entitled to under any other compensation arrangements, would cause the benefit to the participant under the Omnibus Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (“Parachute Payment”) and (ii) if as a result of receiving the Parachute Payment, the aggregate after-tax amounts received by the participant from Bancorp under the Omnibus Plan and all other compensation arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such benefit to be considered a Parachute Payment. In the event that the receipt of any such benefit under the Omnibus Plan, in conjunction with benefits under all other compensation arrangements, would cause the participant to be considered to have received a Parachute Payment under the Omnibus Plan that would have the effect of decreasing the after-tax amount received by the participant as described in clause (ii), then the participant shall have the right, in the participant’s sole discretion, to designate those benefits under the Omnibus Plan or under any other compensation arrangement that should be reduced or eliminated so as to avoid having the benefit be deemed a Parachute Payment. Any reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.
Adjustments for Changes in Capital Structure. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Omnibus Plan, the number and kinds of shares for which grants of options and other awards may be made under the Plan, shall be adjusted proportionately and accordingly by Bancorp. In addition, the number and kind of shares for which awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the participant immediately following such event shall be the same as immediately before such event. Any such adjustment in outstanding options, SARs or restricted stock purchase rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of such awards, but shall include a corresponding proportionate adjustment in the exercise price per share for such option, SAR or restricted stock purchase right. The Committee may unilaterally amend the outstanding awards to reflect these adjustments.

Change in Control Transaction in which Awards are not Assumed. In brief, a Change in Control means the occurrence of any of the following: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of Bancorp representing 50% or more of the combined voting power of Bancorp’s then outstanding securities; or (ii) a merger or consolidation of Bancorp with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of Bancorp outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the voting securities of Bancorp or such surviving entity outstanding immediately after such merger or consolidation; or (iii) Bancorp is completely liquidated or all or substantially all of Bancorp’s assets are sold.
Upon the occurrence of a Change in Control Transaction in which outstanding options, SARs or restricted stock purchase rights, restricted stock units and restricted stock are not being assumed or continued, unless specifically provided otherwise in the award agreement, all outstanding shares of restricted stock shall be deemed to have vested, and all restricted stock units shall be deemed to have vested and the shares of common stock shall be delivered, immediately prior to the occurrence of such Change in Control Transaction, and either of the following two actions shall be taken: (i) 15 days prior to the Change in Control Transaction all outstanding options, SARs and restricted stock purchase rights shall become immediately exercisable and shall remain exercisable for a period of 15 days, or (2) the Committee may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock purchase rights, restricted stock, restricted stock units, and/or SARs and pay or deliver to the holder an amount in cash or securities having a value, in the case of restricted stock or restricted stock units, equal to the formula or fixed price per share (“Fixed Price”) paid to holders of shares of common stock and, in the case of options, SARs or restricted stock purchase rights, equal to the product of the number of shares of common stock subject to the award (the “Award Shares”) multiplied by the amount, if any, by which the Fixed Price paid to shareholders pursuant to such transaction exceeds the exercise price applicable to such Award Shares. Any exercise of an option, SAR or restricted stock purchase right during such 15-day period shall be conditioned upon the consummation of the Change in Control Transaction and shall be effective immediately before the consummation of the Change in Control Transaction. In addition, upon consummation of any Change in Control Transaction, the Omnibus Plan and all outstanding but unexercised options, SARs and restricted stock purchase rights, shall terminate.
Corporation Transaction in which Awards are Assumed. All options, SARs, restricted stock units and restricted stock granted under the Omnibus Plan shall continue in the manner and under the terms so provided in the event of any Change in Control Transaction so long as provision is made in writing in connection with such Change in Control Transaction for the assumption or continuation of the options, SARs, restricted stock units and restricted stock granted under the Omnibus Plan, or for the substitution for such options, SARs, restricted stock units and restricted stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, with appropriate adjustments as to the number of shares and exercise prices.
Non-Change-In-Control Transaction in Which Bancorp Is the Surviving Entity. If Bancorp shall be the surviving entity in any reorganization, merger, or consolidation of Bancorp with one or more other entities which does not constitute a Change in Control Transaction (as defined above) (a “Non-Change-In-Control Transaction”), any option, SAR or restricted stock purchase right granted pursuant to the Omnibus Plan shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to such option, SAR or restricted stock purchase right would have been entitled immediately following such Non-Change-In-Control Transaction. In addition, there shall be a corresponding proportionate adjustment of the exercise price per share of such option, SAR or restricted stock purchase right so that the aggregate exercise price thereafter shall be the same as the aggregate exercise price of the shares remaining subject to the option, SAR or restricted stock purchase right immediately prior to such Non-Change-In-Control Transaction. Any restrictions applicable to such award shall apply as well to any replacement shares received by the participant as a result of the Non-Change-In-Control Transaction. In the event of a Non-Change-In-Control Transaction, restricted stock units shall be adjusted so as to apply to the securities that a holder of the number of shares of common stock subject to the restricted stock units would have been entitled to receive immediately following such Non-Change-In-Control Transaction.

Adjustments. Adjustments related to shares of stock or securities of Bancorp in the event of a Change-In-Control Transaction or a Non-Change-In-Control Transaction shall be made by the Committee. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control Transaction upon awards other than options, SARs, restricted stock units and restricted stock, and such effect shall be set forth in the appropriate award agreement. The Committee may provide in the award agreement at the time of grant, or any time thereafter with the consent of the participant, for different provisions to apply to an award in place of those described in the preceding four sections.
Summary of U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, Bancorp will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by Bancorp for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price is at least equal to the market value of the stock. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised, unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to Bancorp’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to Bancorp with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. Bancorp generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Bancorp generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant received shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. Bancorp generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Section 162(m). Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer, or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the Omnibus Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the Omnibus Plan limits the sizes of such awards as described above. While Bancorp believes that compensation in connection with such awards under the Omnibus Plan will be deductible by Bancorp for federal income tax purposes, under certain circumstances, such as a Change in Control Transaction, compensation paid in settlement of performance awards may not qualify as “performance-based.” By approving the Omnibus Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the Omnibus Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or level of compensation that could be made subject to certain awards, and the other material terms of the awards described above.
Termination or Amendment. The Omnibus Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the Omnibus Plan have been issued and all restrictions on such shares under the terms of the Omnibus Plan and the agreements evidencing awards granted under the Omnibus Plan have lapsed, or (iii) May 18, 2021. The Committee may terminate or amend the Omnibus Plan at any time, provided that no amendment may be made without shareholder approval if the Committee deems such approval necessary for compliance with any applicable tax or market system on which Bancorp common stock is then listed. In addition, shareholder approval is required for any amendment that would constitute a repricing of options. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and in any event, may not adversely affect an outstanding award, without the consent of the participant, unless necessary to comply with any applicable law, regulation or rule.
New Plan Benefits. No awards will be granted under the Omnibus Plan prior to its approval by the shareholders. Awards under the Omnibus Plan will be granted at the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the Omnibus Plan will depend on a number of factors, including fair market value of the common stock on future dates, actual performance against performance goals established with respect to performance awards and decisions made by participants. Consequently, it is not currently possible to determine the benefits that might be received by participants under the Omnibus Plan.

During 2010, options to purchase an aggregate of 15,945 shares of Bancorp common stock, 37,192 shares of restricted stock and 3,525 performance shares were granted under the 2002 Equity Plan to all executive officers of Bancorp as a group. The average exercise price of the options was $25.86. Options to purchase an aggregate of 1,250 shares of Bancorp common stock were granted under the 2002 Equity Plan to all employees (not including executive officers) as a group. Options, restricted stock and performance shares granted during 2010 to the Named Executive Officers are set forth under “Executive Compensation — Grants of Plan Based Awards.” No awards were granted under the 2002 Equity Plan to directors or nominees who are not also executive officers of the Company and it is not presently anticipated that awards will be granted under the Omnibus Plan to non-employee directors. The closing price of Bancorp’s common stock on April 1, 2011 was $30.76.
Equity Compensation Plan Information
The following table sets forth information about the Company’s equity compensation plans as of December 31, 2010:

Number of
Securities
Remaining
Available for
	Number of Securities to		Weighted-Average	Future Issuance
	be Issued Upon Exercise		Exercise Price of	Under Equity
	of Outstanding Options,		Outstanding Options,	Compensation
Plan category	Warrants and Rights		Warrants and Rights	Plans

Equity Compensation Plans Approved by Security Holders	286,037	(1)	$30.11	144,563	(2)

Equity Compensation Plans Not Approved by Security Holders	—		Not applicable	—

Total	286,037		$30.11	144,563

(1)	Includes 239,537 shares issuable upon exercise of outstanding awards granted under the Bancorp Rhode Island, Inc. 2002 Equity Incentive Plan and predecessor plan (Amended and Restated Bancorp Rhode Island, Inc. 1996 Incentive and Nonqualified Stock Option Plan) and 46,500 shares issuable upon exercise of outstanding awards granted under the Directors Stock Plan.

(2)	Includes 125,063 shares reserved for awards under the Bancorp Rhode Island, Inc. 2002 Equity Incentive Plan and predecessor plan and 19,500 shares reserved for awards under the Directors Stock Plan.
PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), Bancorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on its executive compensation at the Meeting through the following resolution:
“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding named executive officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.
We believe that our compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term. These policies and programs are also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Company’s long-term strategic business plan.
Approval of this proposal will require the affirmative vote of a majority of our common stock represented in person or by proxy at the Meeting. This vote will not be binding on or overrule any decisions by the Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board of Directors, and will not restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee and the Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
PROPOSAL NO. 5
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION
VOTES
The Dodd-Frank Act further requires that we present a proposal providing shareholders the opportunity to advise on how frequently we should include in our Proxy Statement a vote on our executive compensation similar to Proposal No. 4 of this Proxy Statement. We are required to hold this advisory vote on the frequency of the executive compensation proposal at least once every six years. The Board of Directors will consider carefully the results of shareholder voting upon the frequency of inclusion of our proposal regarding approval of our executive compensation, but the final vote is advisory in nature and not binding upon the Board of Directors. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years. We ask that you support a frequency period of every three years (a triennial vote) for future non-binding shareholder votes on executive compensation.
A triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. Additionally, a triennial vote will provide us with the time to respond thoughtfully to the views of our shareholders and implement any necessary changes. We carefully review changes to our executive compensation program to ensure that the program appropriately aligns our executive’s interests with the long-term interests of our shareholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three years is an appropriate frequency to provide sufficient time to consider thoughtfully shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.
Any voting frequency option that receives an affirmative vote of a majority of our common stock represented in person or by proxy at the Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. If you “abstain” from voting on this proposal, your shares will be counted as present at the Meeting for purposes of establishing a quorum but your abstention will have no effect on this vote.
AUDIT COMMITTEE REPORT
Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s internal auditors and independent auditors. The Audit Committee meets at least quarterly to, as appropriate, review, evaluate and discuss with the Company’s management and internal and external auditors the scope of their audit plans, the results of their work, the Company’s financial statements (including quarterly earnings releases), quarterly reports issued by the Company’s internal audit firm, the adequacy and effectiveness of the Company’s internal controls and changes in accounting principles. The Audit Committee regularly meets privately with both the internal and external auditors, each of whom has unrestricted access to the Audit Committee.
In connection with these responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2010 with management and the Company’s independent registered public accounting firm, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures regarding the firm’s independence as required by Independence Standards Board Standard No. 1, wherein KPMG LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2010. The Audit Committee discussed this information with KPMG LLP and also considered the compatibility of non-audit services provided by KPMG LLP with maintaining its independence. The Audit Committee also reviewed KPMG LLP’s proposal to act as the Company’s independent registered public accountant for the year ending December 31, 2011.
Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC.

Audit Committee
MEREDITH A. CURREN—Chairman
RICHARD L. BREADY	ERNEST J. CHORNYEI, JR.	CHERYL W. SNEAD
PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. Although action by our shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests the shareholders to ratify such appointment.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
KPMG LLP has served as the independent registered public accounting firm of the Company since the Bank’s formation in 1996. Representatives of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

Independent Accountant Fees and Services.
Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 31, 2010 and 2009 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	2010	2009

Audit Fees	$447,500	$417,500
Audit-Related Fees	$—	$—
Tax Fees	$47,885	$99,000
All Other Fees	$—	$—
Audit Fees for the fiscal years ended December 31, 2010 and 2009 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents, compliance with Section 404 of the Sarbanes-Oxley Act and other assistance required to complete the year end audit of the consolidated financial statements.
Tax Fees for fiscal year ended December 31, 2010 and 2009 were for services rendered for tax returns and estimates, tax advice and tax planning.
The Audit Committee has determined that the provision of the above services is compatible with maintaining KPMG LLP’s independence.
Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent accountants when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.
OTHER BUSINESS OF THE MEETING
The Board of Directors is not aware of any matters to come before the Meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.
ANNUAL REPORT AND FORM 10-K
The 2010 Annual Report of the Company was mailed to shareholders with this Proxy Statement. Upon request, the Company will furnish without charge a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements, but without exhibits, a copy of which has been filed with the SEC. It may be obtained by writing to Investor Relations Department, Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903.
SHAREHOLDER PROPOSALS FOR 2011
Bancorp’s next annual meeting is scheduled to be held on May 16, 2012. A shareholder who wants to have a qualified proposal considered for inclusion in the Proxy Statement for the Company’s 2012 annual meeting of shareholders must notify the Secretary of Bancorp not later than December 20, 2011. Shareholder proposals that are to be considered at the 2012 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 17, 2012 and no earlier than December 19, 2011.

Appendix A
AMENDED AND RESTATED
BANCORP RHODE ISLAND, INC.
NON-EMPLOYEE DIRECTORS STOCK PLAN
On February 22, 2011, the Board of Bancorp Rhode Island, Inc. (the “Corporation”) adopted this Amended and Restated Non-Employee Director Stock Plan (the “Plan”), which shall govern all grants of Option Awards and Restricted Stock Unit Awards made after this amendment and restatement, and which shall become effective upon its approval by the Corporation’s shareholders (the “Effective Date”). For the terms and conditions of the Plan applicable to awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such award was granted.
The Plan is adopted by the Corporation for the purpose of advancing the interests of the Corporation by providing compensation and other incentives for the continued services of the Corporation’s non-employee directors and by attracting and retaining able individuals to directorships with the Corporation.
1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:
“Administrator” means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.
“Annual Grant Date” shall have the meaning given to such term in Paragraph 4(a).
“Annual Meeting” means the annual meeting of the Corporation’s shareholders.
“Annual Equity Retainer” means an amount equal to Seven Thousand Dollars ($7,000.00).
“Beneficiary” or “Beneficiaries” means an individual or entity designated by a Participant on a Beneficiary Designation Form to exercise Option Awards or receive payment of Restricted Stock Unit Awards in the event of the Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code); provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code), Beneficiary shall mean the Participant’s estate in the case of the Participant’s death or the Participant in the case of the Participant’s disability.
“Beneficiary Designation Form” means a document, in a form approved by the Administrator to be used by Participants to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Participant and received by the Administrator prior to the date of death of the Participant.
“Black-Scholes Value” means the value of such Common Shares using the Black-Scholes option pricing model.
“Board” means the Board of Directors of the Corporation.

“Change of Control” means (i) approval by the Corporation’s shareholders of a Corporate Transaction (as defined in Paragraph 8), or (ii) any acquisition of voting securities of the Corporation by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Corporation or any of its subsidiaries, (b) any person who was an officer or director of the Corporation on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Corporation or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation. As used herein, “voting power” means ordinary voting power for the election of directors of the Corporation.
“Cashless Exercise” shall have the meaning given to such term in Paragraph 4(d).
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.
“Common Shares” means the Corporation’s common stock, $0.01 par value per share.
“Corporate Transaction” shall have the meaning given to such term in Paragraph 8.
“Corporation” shall have the meaning given to such term in the preamble.
“Effective Date” shall have the meaning given to such term in the preamble.
“Exercise Price” shall have the meaning given to such term in Paragraph 4(b).
“Grant Date” means Annual Grant Date or Interim Grant Date, as the context may require.
“Interim Grant Date” shall have the meaning given to such term in Paragraph 4(a).
“Market Value” means the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Shares are admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board.
“Option Award” a non-qualified option to purchase Common Shares awarded to Participants under the Plan.
“Participant” means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.
“Plan” shall have the meaning given to such term in the preamble.

“Prorated Annual Equity Retainer” means an amount equal to the product of (A) the Annual Equity Retainer and (B) a fraction, the numerator of which shall be the number of days remaining in the 365-day period following the most recent Annual Meeting, and the denominator of which shall be 365 (but in no event shall such fraction be greater than one (1)).
“Restricted Stock Unit Award” means a right to receive Common Shares subject to the terms and conditions hereof.
“Share Limit” shall have the meaning given to such term in Paragraph 6(b).
2. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.
3. Eligibility and Participation.
(a) A non-employee director of the Corporation shall automatically become a Participant in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee of the Corporation is not eligible to participate in the Plan.
(b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee of the Corporation.
4. Option Awards.
(a) Grant of Option Awards. Commencing with the 2011 Annual Meeting, on the date of each Annual Meeting (“Annual Grant Date”), each Participant shall be entitled to receive, without further action by the Board, an Option Award for the number of Common Shares having a Black-Scholes Value equal to the Annual Equity Retainer.
If a director is first appointed or elected to the Board effective on a date other than at the Annual Meeting, on the date of such appointment or election to the Board (“Interim Grant Date”), such Participant shall be entitled to receive an Option Award for the number of Common Shares having a Black-Scholes Value equal to the Prorated Annual Equity Retainer.
(b) Exercise Price. The per share exercise price of each Option Award shall be equal to the Market Value of the Common Shares on the Annual Grant Date or the Interim Grant Date, as the case may be (“Exercise Price”).
(c) Term and Exercisability. All Option Awards shall have a term of 10 years and shall vest on the earlier of (i) twelve (12) months after the Annual Grant Date or the Interim Grant Date, as the case may be, or (ii) the next Annual Meeting. Notwithstanding the foregoing, all Option Awards shall become immediately exercisable upon a Change of Control of the Corporation.

(d) Method of Exercise. An Option Award granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Participant (or in the case of the Participant’s death or disability, the Beneficiary entitled to exercise such Option Award), and specifying the number of Common Shares as to which the Option Award is being exercised. Such notice shall be accompanied by the payment of the full Exercise Price for such Common Shares, or shall fix a date (not more than ten (10) business days from the date of such notice) for the payment of the full Exercise Price of the Common Shares being purchased. Payment of the Exercise Price for the number of Common Shares being purchased pursuant to any Option Award shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Corporation, or attestation to the ownership, of Common Shares owned by the Participant having a Market Value not less than the Exercise Price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Corporation of the proceeds of a sale with respect to some or all of the Common Shares being acquired upon the exercise of the Option Award (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board of Directors from time to time to the extent permitted by applicable law, or (v) by any combination thereof. A certificate or certificates for the Common Shares purchased shall be issued by the Corporation to the Participant (or following the Participant’s death or disability, to the Beneficiary entitled to exercise such Option Award) after the exercise of the Option Award and full payment therefor.
(e) Termination of Directorship.
(i) If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Corporation for reasons other than death or disability (within the meaning of Section 22(e)(3) of the Code), all Option Awards granted under this Plan to such Participant which are not exercisable on such date shall immediately terminate, and any remaining Option Awards shall terminate if not exercised before twenty-four (24) months following such termination, or at such earlier time as may be applicable under Paragraph 4(c) above.
(ii) If a Participant ceases to be a director of the Corporation by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), all Option Awards granted under this Plan to such Participant which are not exercisable on such date shall become immediately exercisable, and may be exercised by such Participant’s Beneficiary at any time before the expiration of twenty-four (24) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(c) above.
5. Restricted Stock Unit Awards.
(a) Grant of Restricted Stock Unit Awards. In lieu of issuing Option Awards pursuant to Paragraph 4(a), the Board may, in its sole discretion, elect to issue Restricted Stock Unit Awards (“Restricted Stock Unit Award”) for a number of Common Shares equal in value to all or a portion of the Annual Equity Retainer or the Prorated Annual Equity Retainer, as the case may be, based upon the Market Value of the Common Shares on the applicable Grant Date. For the avoidance of doubt, Restricted Stock Unit Awards shall only be granted if the Board makes an election to do so, and if no such election is made, the Annual Equity Retainer or the Prorated Annual Equity Retainer, as the case may be, shall be paid in the form of an Option Award pursuant to Paragraph 4(a).

(b) Vesting. All Restricted Stock Unit Awards shall vest on the earlier of (i) twelve (12) months after the Annual Grant Date or the Interim Grant Date, as the case may be, or (ii) the next Annual Meeting. Notwithstanding the foregoing, each unvested Restricted Stock Unit Award shall immediately vest in full upon a Change in Control of the Corporation.
(c) Delivery of Common Shares. On or as soon as administratively possible following vesting of a Restricted Stock Unit Award granted under the Plan (in any event not later than sixty (60) days after the applicable vesting date), the Corporation shall deliver to the Participant (or following the Participant’s death or disability, to the Beneficiary entitled to receive such awards) certificate or certificates representing the number of Common Shares subject to the Restricted Stock Unit Award that vests.
(d) Termination of Directorship.
(i) If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Corporation for reasons other than death or disability (within the meaning of Section 22(e)(3) of the Code), all Restricted Stock Unit Awards granted under this Plan to such Participant which have not vested on such date shall immediately terminate.
(ii) If a Participant ceases to be a director of the Corporation by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), all Restricted Stock Unit Awards granted under this Plan to such Participant which have not vested on such date shall become immediately vested.
6. Shares Subject to the Plan.
(a) The aggregate number of Common Shares of the Corporation which may be issued under the Plan as of the Effective Date shall not exceed fifty thousand (50,000) shares (the “Share Limit”); subject, however, to the adjustment provided in Paragraph 7 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.
(b) Common Shares issued pursuant to Restricted Stock Unit Awards will count against the Share Limit as three (3) shares for every one (1) share issued in connection with the Restricted Stock Unit Award. Common Shares issued pursuant to the exercise of Option Awards will count against the Share Limit as one (1) share for every one (1) share to which such exercise relates. Except as provided in the next sentence, if Restricted Stock Unit Awards or Option Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such awards shall again become available for issuance under the Plan; provided that any one (1) share subject to a Restricted Stock Unit Award that is forfeited or terminated shall be credited as three (3) shares when determining the number of shares that shall again become available for issuance under the Plan if upon grant, the shares underlying such forfeited or terminated Restricted Stock Unit Award were counted as three (3) shares against the Share Limit. Common Shares that are exchanged by a Participant or withheld by the Corporation as full or partial payment in connection with any Option Award under the Plan shall not be available for subsequent issuance under the Plan.

(c) The Common Shares to be issued and delivered by the Corporation upon the exercise of Option Awards or the vesting of Restricted Stock Unit Awards under the Plan may be either authorized but unissued shares or treasury shares of the Corporation.
7. Share Adjustments.
(a) In the event there is any change in the Corporation’s Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to awards granted under this Plan, and (iii) the exercise price of Option Awards granted under this Plan. Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Paragraph 7, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
(b) It is intended that, if possible, any adjustments contemplated by Paragraph 7 be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
8. Corporate Transaction.
(a) Upon the occurrence of any of the following (each a “Corporate Transaction”): any merger, combination, consolidation, or other reorganization; any exchange of Common Shares or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Option Awards and Restricted Stock Unit Awards or the cash, securities or property deliverable to the holder of any or all of such outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such Corporate Transaction. Upon the occurrence of a Corporate Transaction, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Option Award or Restricted Stock Unit Award or such award would otherwise continue in accordance with its terms in the circumstances, each award shall terminate upon the Corporate Transaction; provided that the holders of outstanding Option Awards shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Option Awards in accordance with their terms before the termination of such Option Awards (except that in no case shall more than ten days’ notice of the impending termination be required).

(b) The Administrator may adopt such valuation methodologies for outstanding Option Awards and Restricted Stock Unit Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Option Awards and without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such Corporate Transaction over the Exercise Price of the Option Award. In the event of a Corporate Transaction, the Administrator may take such action contemplated by this Paragraph 8 prior to such Corporate Transaction (as opposed to on the occurrence of such Corporate Transaction) to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of Paragraph 2, any good faith determination by the Administrator pursuant to its authority under this Paragraph 8 shall be conclusive and binding on all persons.
9. Restrictions of Transfer. Option Awards and Restricted Stock Unit Awards shall be non-assignable and non-transferable by the Participant except, in the event of the Participant’s death, by will or by the laws of descent and distribution. No assignment or transfer of an award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the award, but immediately upon any attempt to assign or transfer the award the same shall terminate and be of no force or effect. An Option Award shall be exercisable, during the Participant’s lifetime, only by the Participant, provided, however, in the event of the Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code), the Beneficiary who acquired the rights to exercise the Participant’s Options Awards in whole or in part may exercise the Option Awards prior to the expiration of the applicable exercise period, as specified in Paragraph 4(e)(ii).
10. No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any Common Shares subject to the Restricted Stock Unit Awards or Option Awards prior to the date of issuance of a certificate or certificates for such Common Shares.
11. Compliance with Securities Laws. Option Awards and Restricted Stock Unit Awards granted and Common Shares issued by the Corporation upon exercise of Option Awards or upon vesting of the Restricted Stock Unit Awards shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.
12. Designation of Beneficiary Designation.
(a) Beneficiary Designation. Each Participant may designate a Beneficiary to exercise an Option Award or receive payment of a Restricted Stock Unit Award upon the Participant’s death or disability by executing a Beneficiary Designation Form.
(b) Change of Beneficiary Designation. A Participant may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

13. Amendment or Termination.
(a) General Power of Board. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part (including, without limitation, amend the Plan at any time and from time to time, without shareholder approval, to prospectively change the relative mixture of Option Awards and Restricted Stock Unit Awards granted to Participants hereunder, the methodology for determining the number of shares of Common Shares to be subject to such awards within the Plan’s aggregate Share Limit pursuant to Paragraph 6, and the other terms and conditions applicable to such awards) or, subject to Paragraphs 13(b) and 13(c), amend the terms of any outstanding award; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Paragraph 7 above. For avoidance of doubt, the Board may, without shareholder approval, provide on a prospective basis for grants under the Plan to consist of Option Awards only, Restricted Stock Unit Awards only, or a combination of Option Awards and Restricted Stock Unit Awards on such terms and conditions, subject to the Share Limit of Paragraph 6 and the other express limits of the Plan, as may be established by the Board.
(b) When Participants’ Consents Required. The Board may not alter, amend, suspend, or terminate the Plan or amend the terms of any outstanding award without the consent of any Participant to the extent that such action would adversely affect his or her rights with respect to awards that have previously been granted.
(c) No Repricing. Unless approved by the Corporation’s shareholders: (i) no outstanding Option Award granted under the Plan may be amended to provide an exercise price per share that is different than the then-current exercise price per share of such outstanding Option Award (other than adjustment pursuant to Paragraph 7) and (ii) the Board may not cancel any outstanding Option Award and grant in substitution thereof a new Option Award under the Plan covering the same or different number of Common Shares and having and exercise price per share different than the then-current exercise price per share of the cancelled Option Award.
14. No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Corporation’s shareholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.
15. Authority of the Corporation and Shareholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Corporation or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Corporation Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Corporation.
17. Implied Consent. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.
18. Rhode Island Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.
IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Bancorp Rhode Island, Inc. Non-Employee Directors Stock Plan to be executed by its duly authorized officer as of the  _____  day of                     , 20_.

BANCORP RHODE ISLAND, INC.
By:
	Name:	Merrill W. Sherman
	Title:	President

Attest:

Margaret D. Farrell Secretary

Appendix B
BANCORP RHODE ISLAND, INC.
2011 OMNIBUS EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE
This 2011 Omnibus Equity Incentive Plan (the “Plan”) is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to executives and other key employees of the Company and any other member of the Participating Company Group, and for certain other individuals providing services to or acting as directors of the Company and any other member of the Participating Company Group. The Company intends that this purpose will be effected by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Other Stock-Based Awards, which afford such executives, key employees, directors and other eligible individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Stock. The terms of the Plan shall be interpreted in accordance with this intention.
SECTION 2. DEFINITIONS AND CONSTRUCTION
2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
“Affiliate” means, with respect to any person or entity (such as the Company), any company or other trade or business that controls, is controlled by or is under common control with such person or entity (such as the Company) within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any subsidiary of such entity (such as a Subsidiary). For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.
“Award” means any Option, SAR, Restricted Stock Award, Unrestricted Stock Award, Performance Award or Other Stock-Based Award granted under the Plan.
“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” or a “Performance Unit Agreement.”
“Benefit Arrangement” shall have the meaning set forth in Section 12 hereof.
“Board” means the Board of Directors of the Company.
“Calculation Date” shall have the meaning set forth in Section 4.2 hereof.
“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.
“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (x) any material breach by the Participant of any agreement to which the Participant and the Company are both parties, (y) any act or omission to act by the Participant which may have a material and adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any Participating Company.

“Change in Control Transaction” means the occurrence of any of the following: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its Affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
“Company” means Bancorp Rhode Island, Inc., a Rhode Island corporation, or any successor company thereto.
“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.
“Covered Employee” means a Participant who is a covered employee within the meaning of Section 162(m)(3) of the Code.
“Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.
“Director” means a member of the Board or of the board of directors of any other Participating Company.
“Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company because of the sickness or injury of the Participant; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall mean the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award of Restricted Stock Units or Performance Shares held by such Participant.
“Effective Date” shall have the meaning set forth in Section 22 hereof.
“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Eastern Edition of The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
“Freestanding SAR” means a SAR awarded by the Committee pursuant to Section 8.1 hereof other than in connection with an Option.
“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.
“Insider” means, at any time, any person whose transactions in Stock are subject to Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
“Option” means a right to purchase Stock (subject to adjustment as provided in Section 15 hereof) pursuant to the terms and conditions of the Plan.
“Option Expiration Date” shall have the meaning set forth in Section 6.4 hereof.
“Other Agreement” shall have the meaning set forth in Section 12 hereof.
“Other Stock-Based Award” means any right granted under Section 11 hereof.
“Parachute Payment” shall have the meaning set forth in Section 12 hereof.
“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
“Participant” means a person who receives or holds an Award under the Plan.
“Participating Company” means the Company or any Parent Corporation or Subsidiary.
“Participating Company Group” means at any point in time, all corporations collectively which are then Participating Companies.
“Performance Award” means an Award of Performance Shares or Performance Units.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.2 hereof.
“Performance Period” means a period established by the Committee pursuant to Section 10.2 hereof, at the end of which one or more Performance Goals are to be measured.
“Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 hereof to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.
“Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 hereof to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.
“Plan” means this Omnibus Equity Incentive Plan, as amended from time to time.
“Prior Plans” means the Bancorp Rhode Island, Inc. Amended and Restated 2002 Equity Incentive Plan and the 1996 Amended and Restated Incentive and Nonqualified Stock Option Plan.
“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 9 hereof.
“Restricted Stock Award” means an Award of Restricted Stock, a Restricted Stock Purchase Right or a Restricted Stock Unit.
“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to the terms and conditions of Section 9 hereof.
“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 9 hereof.
“Restriction Period” means the period established in accordance with Section 9.4 hereof during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.
“Section 162(m)” means Section 162(m) of the Code.
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with a Participating Company may be deemed, as provided in the applicable Award Agreement, to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the Participating Company for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 15 hereof.
“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.
“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate of the Company or with which the Company or any Affiliate of the Company combines.
“Tandem SAR” means a SAR awarded by the Committee in connection with an Option pursuant to Section 8.1 hereof.
“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
“Unrestricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7 hereof.
“Unrestricted Stock Award” means an Award of Unrestricted Stock.
“Vesting Conditions” means those conditions established in accordance with Section 9.4 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.
2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and neuter, as the context requires. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
SECTION 3. ADMINISTRATION
3.1 Administration by the Committee.
The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;
(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c) to determine the Fair Market Value of shares of Stock or other property;
(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;
(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and
(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or any Affiliate of the Company thereof or any confidentiality obligation with respect to the Company or any Affiliate of the Company thereof or otherwise in competition with the Company or any Affiliate of the Company thereof, to the extent specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate of the Company thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Participant who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the Committee has the authority to require, and may require the Participant, who shall be obligated if so required, to reimburse the Company for the amount of any payment in settlement of an Award earned or accrued during the twelve-(12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.5 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
3.6 No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.
3.7 Deferral Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.9 Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.
SECTION 4. SHARES SUBJECT TO PLAN
4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 15 hereof, the total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of three hundred twenty thousand (320,000) shares, increased by shares of Stock covered by awards granted under a Prior Plan that are available for grant as of the Effective Date or become available after the Effective Date for grant pursuant to Section 4.3.
4.2 Adjustments in Authorized Shares. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
4.3 Determination of Shares Issued and Issuable. Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise, provided, however, that Freestanding SARs that may be settled in cash only shall not be so counted. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as three (3) shares for every one (1) share granted. If any shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 6.3, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 13.
4.4 Source of Shares. The Stock subject to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued Stock or shares of the Stock held in treasury.
SECTION 5. ELIGIBILITY
5.1 General. In determining the Participants to whom Awards shall be granted and the amount of Stock or units to be covered by each Award, the Committee shall take into account the nature of the Participant’s duties, the present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.
5.2 Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.3 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, the terms “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service as an Employee, Consultant or Directors.
5.4 Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 6.1 and 8.1, the exercise price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the exercise price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.
5.5 Award Limits.
(a) Aggregate Limit on Restricted Stock Awards and Performance Awards. Subject to adjustment as provided in Section 15, in no event shall more than fifty percent (50%) of the aggregate number of shares of Stock authorized for issuance under the Plan be issued pursuant to the exercise or settlement of Restricted Stock Awards and Performance Awards.
(b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).
(i) Options and SARs. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 8.1) which in the aggregate are for more than Seventy-Five Thousand (75,000)] shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.
(ii) Other Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Twenty-five Thousand (25,000) shares of Stock.
5.6 Performance Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted (a) Performance Shares which could result in such Employee receiving more than Twenty-five Thousand (25,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (b) Performance Units which could result in such Employee receiving more than One Million Dollars ($1,000,000) with respect to such Performance Units for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.
SECTION 6. TERMS AND CONDITIONS OF STOCK OPTIONS
Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee and stated in the Option Agreement evidencing such Option; provided, however, that, except in the case of Substitute Awards (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. In no case shall the exercise price of any Option be less than the par value of a share of Stock.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. For purposes of this Section 6.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
6.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.
(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
(iii) Deemed Option Exercise. If on the day preceding the date on which a Participant’s Options would otherwise terminate and such Participant’s Service has not terminated on or before such date, the Fair Market Value of shares of Stock underlying a Participant’s Options is greater than the exercise price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Participant, consider such Options to have been exercised by the Participant. The Company shall deduct from the shares of Stock deliverable to the Participant upon such exercise the number of shares of Stock necessary to satisfy payment of the exercise price and all withholding obligations.

6.4 Effect of Termination of Service.
(a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”). Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of a Participant’s Service for Cause if the exercise of an Option within the applicable time periods set forth in the applicable Option Agreement is prevented by the provisions of Section 14.1 below, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination of a Participant’s Service for Cause if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.
6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Following a transfer under this Section 6.5, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except in accordance with this Section 6.5 or by will or the laws of descent and distribution. The events of termination of Service of Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 6.4.
6.6 Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Companies, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.6, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.6, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.6, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
6.7 Notice of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
SECTION 7. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant pursuant to which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
8.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
8.3 Exercisability and Term of SARs.
(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.
8.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 8.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 8, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.
8.5 Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6 Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.
8.7 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
SECTION 9. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS
The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.2 through 10.4. Restricted Stock Awards may be in the form of a Restricted Stock Bonus, which shall be evidenced by a Restricted Stock Bonus Agreement, a Restricted Stock Purchase Right, which shall be evidenced by a Restricted Stock Purchase Agreement or a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:
9.1 Purchase Price. The purchase price under each Restricted Stock Purchase Right shall be established by the Committee. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Bonus or Restricted Stock Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.
9.2 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.
9.3 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Restricted Stock Purchase Right is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate purchase price, provided that the Participant shall pay in cash that portion of the aggregate purchase price as required by applicable law, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. Payment by means of the Participant’s promissory note shall be subject to the conditions described in Section 6.3(a). The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses and Restricted Stock Units shall be issued in consideration for services actually rendered to a Participating Company or for its benefit.

9.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 9.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
9.5 Voting Rights; Dividends. Except as provided in this Section and Section 9.4, during the Restriction Period applicable to shares subject to a Restricted Stock Purchase Right and a Restricted Stock Bonus held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Purchase Right and Restricted Stock Bonus with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the Award Agreement may provide for payments in lieu of dividends to such Participant. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
9.6 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.
9.7 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.
SECTION 10. TERMS AND CONDITIONS OF PERFORMANCE AWARDS
The Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of either Performance Shares, which shall be evidenced by a Performance Share Agreement, or Performance Units, which shall be evidenced by a Performance Unit Agreement. Each such Award Agreement shall specify the number of Performance Shares or Performance Units subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Performance Share and Performance Unit Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of One Hundred Dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.2 Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant (“Performance Goals”). Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

10.3 Measurement of Performance Goals. For purposes of the Plan, the Performance Goals shall be determined by the Committee, according to criteria established by the Committee. If and to the extent that the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established Performance Goals based on any one or more of the following criteria: (i) earnings or earnings per share, (ii) return on equity, (iii) return on assets, (iv) revenues, (v) expenses or reductions in cost, (vi) one or more operating ratios, (vii) stock price, (viii) shareholder return, (ix) market share, (x) asset growth, (xi) loan growth, (xii) deposit growth and/or core deposit growth, (xiii) non-interest income; (xiv) charge-offs, (xv) credit quality, (xvi) reductions in non-performing assets, (xvii) economic value added models or equivalent metrics, (xviii) productivity ratios; (xix) customer satisfaction measures and (xx) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions. The Performance Goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Committee shall determine whether such Performance Goals are attained and such determination shall be final and conclusive. In the event that the Performance Goals are not met, the Performance Award shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company.
The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Performance Award as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee’s ability to reduce the amount payable under an Award upon the attainment of the Performance Goal(s), provided, however, that the Committee shall have no right under any circumstance to increase the amount payable under, or waive compliance with, any applicable Performance Goal(s).
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (e) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) and base vesting on Performance Goals other than those set forth in this Section 10.3.
10.4 Determination of Final Value of Performance Awards. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

10.5 Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.6. Dividend Equivalents shall not be paid with respect to Performance Units.
10.6 Payment in Settlement of Performance Awards. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 10.4 and 10.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Code Section 162(m).
10.7 Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 9.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Restricted Stock Bonus Agreement and shall be subject to the provisions of Sections 9.4 through 9.7 above.
10.8 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.
10.9 Nontransferability of Performance Awards. Performance Shares and Performance Units may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.
10.10 Status of Performance Awards under Section 162(m). It is the intent of the Company that Awards under this Section 10 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 10, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

SECTION 11. OTHER STOCK-BASED AWARDS
The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 10 above.
SECTION 12. PARACHUTE PAYMENTS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate of the Company, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.
SECTION 13. TAX WITHHOLDING
13.1 Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 14. COMPLIANCE WITH SECURITIES LAW
14.1 General. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
14.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with applicable requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
SECTION 15. CHANGES IN THE COMPANY’S CAPITAL STRUCTURE
15.1 Adjustments for Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 5.5 and 5.6, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options, SARs or Restricted Stock Purchase Rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, SAR or Restricted Stock Purchase Right, as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option, SAR or Restricted Stock Purchase Right. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 15.1. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options, SARs and Restricted Stock Purchase Rights to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option or Restricted Stock Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to such Award.

15.2 Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change in Control Transaction. Subject to Section 15.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control Transaction, any Option, SAR or Restricted Stock Purchase Right theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option, SAR or Restricted Stock Purchase Right would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the exercise price per share of such Option, SAR or Restricted Stock Purchase Right so that the aggregate exercise price thereafter shall be the same as the aggregate exercise price of the shares remaining subject to the Option, SAR or Restricted Stock Purchase Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 15.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.
15.3 Change in Control Transaction in which Awards are not Assumed. Upon the occurrence of a Change in Control Transaction in which outstanding Options, SARs, Restricted Stock Purchase Rights, Restricted Stock Units and Restricted Stock are not being assumed or continued, unless specifically provided otherwise in the Award Agreement evidencing an Award:
(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control Transaction, and
(ii) either of the following two actions shall be taken:
(A) fifteen days prior to the scheduled consummation of a Change in Control Transaction, all Options, SARs and Restricted Stock Purchase Rights, outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or
(B) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock Purchase Rights, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, SARs or Restricted Stock Purchase Rights,, equal to the product of the number of shares of Stock subject to the Option, SAR or Restricted Stock Purchase Right (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the exercise price applicable to such Award Shares.
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option, SAR or Restricted Stock Purchase Right, during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control Transaction, the Plan and all outstanding but unexercised Options, SARs and Restricted Stock Purchase Rights, shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options, SARs and Restricted Stock Purchase Rights, not later than the time at which the Company gives notice thereof to its shareholders, provided, however, that the failure of the Company to give such notice shall not invalidate any corporate action taken in connection with the authorization or consummation of such Change in Control Transaction.
15.4 Corporation Transaction in which Awards are Assumed. The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control Transaction to the extent that provision is made in writing in connection with such Change in Control Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

15.5 Adjustments. Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2, 15.3 and 15.4. This Section 15 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Change in Control Transactions.
15.6 No Limitations on Company. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
SECTION 16. STANDARD FORMS OF AWARD AGREEMENT
16.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.
16.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
SECTION 19. LOANS
The Company may make loans to Participants (including a holder who is a director or officer of the Company) in connection with the exercise of options granted under the Plan, to the extent permitted under applicable law; provided, however, that the Committee shall not authorize the making of any loan where the making of such loan would result in a “modification” (as defined in Code Section 424) of any Incentive Stock Option or would violate Section 13(k) of the Exchange Act or any other applicable law. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan or applicable law. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of Incentive Stock Options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five (5) years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.
SECTION 20. MISCELLANEOUS PROVISIONS
20.1 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
20.2 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

20.3 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 15 or another provision of the Plan.
20.4 Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
20.5 Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
20.6 Code Section 409A. The Committee intends to comply with Code Section 409A of the Code, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Participant.
20.7 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
20.8 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
20.9 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
20.10 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
20.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

20.12 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Rhode Island, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
SECTION 21. TERMINATION OR AMENDMENT OF PLAN
The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 15), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.
SECTION 22. EFFECTIVE DATE AND DURATION OF PLAN
The Plan shall become effective upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidence Awards granted under the Plan have lapsed.
IN WITNESS WHEREOF, the Company has caused this Omnibus Equity Incentive Plan to be executed by its duly authorized officer as of the  _____  day of                     , 2011.

BANCORP RHODE ISLAND, INC.
By:
	Name:	Merrill W. Sherman
	Title:	President

Attest:

Margaret D. Farrell Secretary

YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

BANCORP RHODE ISLAND, INC.
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of
Shareholders to be held May 18, 2011

P R O X Y	The undersigned hereby authorizes and appoints Malcolm G. Chace, Merrill W. Sherman, and Linda H. Simmons, and each of them, as proxies with full power of substitution in each, to vote all shares of common stock, par value $.01 per share, of Bancorp Rhode Island, Inc. (the “Company”) held of record on April 1, 2011 by the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on Wednesday, May 18, 2011, at The Hotel Providence, 311 Westminster Street, Providence, Rhode Island, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

This proxy when properly executed will be voted (i) as directed on reverse side, or, in the absence of such direction, this proxy will be voted FOR the specified nominees in Proposal 1, FOR Proposals 2, 3, 4 and 6, and EVERY THREE YEARS on Proposal 5 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.
(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL
This method is available for residents of the U.S. and Canada. On a touch tone telephone, call toll free 1-866-593-3363, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. Available until 12:00 midnight New York City time on May 17, 2011.
	Visit the Internet website at https://www.proxyvotenow.com/bari. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 12:00 midnight New York City time on May 17, 2011.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.	CONTROL NUMBER

THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL

PROPOSAL 1—Election of four Class III Directors with terms expiring in 2014.
Class III Directors (Term to Expire 2014)

	FOR	WITHHOLD	FOR all except
(01) Malcolm G. Chace	☐	☐	☐
(02) Ernest J. Chornyei	☐	☐
(03) Edward J. Mack II	☐	☐
(04) Merrill W. Sherman	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	FOR	AGAINST	ABSTAIN
PROPOSAL 2— To consider and approve a proposal to adopt the Company’s Amended and Restated Non-Employee Directors Stock Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 3— To consider and approve a proposal to adopt the Company’s 2011 Omnibus Equity Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 4— To consider and approve the following advisory (non-binding) proposal on the Company’s executive compensation: “Resolved, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
	☐	☐	☐

	THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
PROPOSAL 5—To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 6—Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

Date:  _____________________________, 2011
Signature:_______________________
Signature, if held jointly this Proxy must be signed exactly as the name of the shareholder(s) appears on this card. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 18, 2011.
The Company’s Proxy Statement, sample proxy card and 2010 Annual Report are available at:
https://materials.proxyvote.com/059690